Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

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☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 24 0.14a-12

RLI CORP.
...................................................................................................................................................................................

(Name of Registrant as Specified In Its Charter)

...................................................................................................................................................................................

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒    No fee required

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐    Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)  Date Filed:

RLI CORP. NOTICE OF 2020 ANNUAL MEETING AND PROXY STATEMENT

9025 N. LINDBERGH DRIVE • PEORIA, IL 61615
PHONE: 309-692-1000 • FAX: 309-692-1068 WWW.RLICORP.COM

RLI Corp.

9025 N. Lindbergh Drive

Peoria, Illinois 61615

March 26, 2020

Dear Fellow Shareholders:

Please consider this letter your personal invitation to attend the 2020 RLI Corp. Annual Shareholders Meeting, which will be conducted via live audio webcast on May 7, 2020, at 11 a.m. CDT.  In light of public health concerns regarding the coronavirus outbreak and in order to provide expanded access, improved communication and cost savings for our shareholders and our Company, this year’s Annual Meeting will be a completely “virtual” meeting of shareholders. You will be able to attend the virtual Annual Meeting, vote your shares and submit questions during the meeting via the live webcast by visiting www.virtualshareholdermeeting.com/rli2020. To participate, you will need the 16-digit control number included in your proxy materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 10:45 a.m. CDT. Please note that there will be no in-person meeting for you to attend.

Business scheduled to be considered at the meeting includes the election of Directors,  an amendment to increase the authorized shares of Common Stock of the Company, an advisory vote on our executive compensation, and ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the current year. In addition, we will review significant events of 2019 and their impact on you and the Company.

Again, this year we are furnishing our proxy materials via the Internet. Shareholders will receive a mailed notice card with instructions on how to view our proxy materials over the Internet and other information.

Thank you for your interest in RLI as well as your confidence in, and support of, our future.

Sincerely,

Jonathan E. Michael

Chairman & Chief Executive Officer

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

Notice of Annual Meeting of Shareholders

May 7, 2020

To the Shareholders of RLI Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RLI Corp. (“Company”) will be conducted via live audio webcast on Thursday, May 7, 2020, at 11 a.m. Central Daylight Time at www.virtualshareholdermeeting.com/rli2020 for the following purpose:

1.	to elect as Directors the eleven (11) nominees named in the attached proxy statement for a one-year term expiring at the 2021 Annual Meeting of Shareholders;
2.

to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of shares of Common Stock that the Company is authorized to issue from 100,000,000 to 200,000,000;

3.	to hold an advisory vote to approve executive compensation (the “Say-on-Pay” vote);
4.	to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the current year; and
5.	to transact such other business as may properly be brought before the meeting.

Only holders of Common Stock of the Company of record at the close of business on March 9, 2020, are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Jeffrey D. Fick
Sr. Vice President, Chief Legal Officer & Corporate Secretary

Peoria, Illinois

March 26, 2020

It is important, regardless of the number of shares you hold, that you attend the Annual Meeting via the live webcast or be represented by proxy. Even if you expect to attend via the live webcast, we encourage you to promptly submit your proxy by any method described below to ensure your vote is counted:

•	By Internet: submit your proxy over the Internet in accordance with the instructions provided on your proxy card or Notice of Internet Availability of Proxy Materials;
•	By Phone: submit your proxy by telephone, toll-free, in accordance with the instructions provided on your proxy card, or
•	By Mail: if you received your proxy card by mail, complete the proxy card and sign, date and return it as promptly as possible.

You have the right to revoke your proxy at any time prior to the Annual Meeting by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by submitting another proxy card with a later date or voting by telephone or over the Internet at a later date. If you attend the Annual Meeting via live webcast, you may change your vote by voting online while the meeting is in progress by visiting www.virtualshareholdermeeting.com/rli2020. You will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.

Proxy summary	4

General Information	8
Voting and Quorum	8
Votes Required to Approve the Proposals	9
Shareholders Entitled to Vote	10
Attending the Virtual Annual Meeting	10
Proxy Solicitation	10
Electronic Access to Proxy Materials and Annual Report to Shareholders	10
SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11
Principal Shareholders	11
Directors and Officers	12
Proposal One Election of Directors	13
General	13
Nominees	13
Director Nominee Information	14
Corporate Governance and Board Matters	19
Corporate Governance Principles	19
Director Independence	19
Board Independence Status	21
Director Evaluation Process	22
Director Nominations	22
Code of Conduct	23
Hedging and Pledging Policy	23
Shareholder and Interested Parties Communications	24
Company Policy on Related Party Transactions	24
Certain Relationships and Related Party Transactions	24
Board’s ROLE IN RISK OVERSIGHT	25
Committees of the Board of Directors	26
Committee Membership	26
Audit Committee	26
Executive Resources Committee	27
Finance and Investment Committee	28
Nominating/Corporate Governance Committee	28
Strategy Committee	28
Board Meetings and Compensation	28
Meetings	28
2019 Director Compensation	29
Nonemployee Director Deferred Compensation Plan	30
Director Share Ownership	30
Board Leadership Structure	30
PROPOSAL TWO APPROVE THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	31
General	31
Increase in Authorized Shares of Common Stock	31
Anti-Takeover Effects of the Proposed Amendment to Increase Authorized Shares of Common Stock	32
Additional Effects of the Share Increase	32
Recommendation of the Board of Directors	32
PROPOSAL THREE NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	33
Executive Management	34
Information about our Executive Officers	34
Executive Resources Committee Report	34
Members of the Executive Resources Committee	34
Compensation Discussion & Analysis	35
Introduction	35
Executive Summary	35
Key Attributes of RLI Executive Compensation	36
HOW THE ERC OPERATES	36
ERC Responsibilities	36
ERC Meetings	36
Response to 2019 Say-on-Pay Vote	37
Input From Management	37
Compensation Consultant	37
Market Data	37
OVERVIEW OF RLI EXECUTIVE COMPENSATION	38
Objectives	38
Elements of Company Executive Compensation	39
Balance of Short-Term and Long-Term Compensation	39
Market Value Potential Incentive Program — General	40
Annual Compensation	41
Base Salary	41
Market Value Potential Executive Incentive Program —Annual Incentive Compensation Component	42
Management Incentive Program	42
Long-Term Compensation	44
Market Value Potential Executive Incentive Program —Long-Term Incentive Compensation Component and Forfeiture Provisions (Clawback)	44
Long-Term Incentive Plans	46
Employee Stock Ownership Plan	47
401(k) Plan	47
Deferred Compensation Plan	47
Key Employee Excess Benefit Plan	48
Stock Ownership/Retention Guideline	48
Executive Compensation	48
2019 Summary Compensation Table	48
2019 Grants of Plan-Based Awards	51
Outstanding Equity Awards at 2019 Fiscal Year-end	52
2019 Option Exercises and Stock Vested	53
2019 Non-qualified Deferred Compensation	53
Elements of Post-Termination Compensation and Benefits	54
RATIO OF CEO TO MEDIAN EMPLOYEE TOTAL COMPENSATION	56
SAFEGUARDS AGAINST UNNECESSARY OR EXCESSIVe compensation risk	57
Senior Management Compensation	57
Underwriting Compensation	57
Investment Practices	58
Employee and Executive Equity Ownership	58
Equity Compensation Plan Information	59
PROPOSAL FOUR RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	60
Audit Committee Report	61
Members of the Audit Committee	63
FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	63
Shareholder Proposals	63
Other Business	64
Investor Information	65
Annual Shareholders Meeting	65
Internet Voting	65
Shareholder Inquiries	65
Requests for Additional Information	65
Multiple Shareholders Having the Same Address	65
Contacting RLI	66
RLI on the Web	66
ANNEX A	67

RLI Corp. 2020 Proxy Statement    |    1

Proxy Summary

This Proxy Statement Summary (“Summary”) highlights information contained elsewhere in this Proxy Statement.  This Summary does not contain all of the information you should consider, so please read the entire Proxy Statement carefully before voting.  For more information regarding our 2019 performance, please review the Annual Report on Form 10-K for the year ended December 31, 2019, a copy of which is available at the Investors section of our website at www.rlicorp.com.

MATTERS TO BE VOTED ON:

The following is a summary of the proposals to be voted on at the Annual Meeting and the Board’s voting recommendations with respect to each proposal:

	Board
	Recommendation	Page
PROPOSAL 1: Election of Directors	FOR	13
PROPOSAL 2: Approve the Amendment to the Company’s Amended and Restated Certificate of Incorporation Increasing the Number of Authorized Shares of Common Stock of the Company	FOR	31
PROPOSAL 3: Non-Binding, Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	FOR	33
PROPOSAL 4: Ratification of the Selection of Independent Registered Public Accounting Firm	FOR	60

CORPORATE GOVERNANCE HIGHLIGHTS:

•	Annual election of Directors
•	10 of our 11 Director nominees are independent
•	Five new independent Directors in the last four years
•	Comprehensive Code of Conduct that applies to all employees and Directors
•	Executive sessions of independent Directors conducted at regularly scheduled board meeting
•	Independent Lead Director position empowered with broad responsibilities and significant governance duties
•	Oversight of executive succession planning by the Executive Resources Committee of the Board
•	Directors elected by majority vote
•	Regular Board, Committee, and Director Evaluations
•	Ethics and corporate compliance program and anonymous whistleblower hotline
•	Stock ownership guidelines for Directors and Officers

2    |    RLI Corp. 2020 Proxy Statement

COMPANY HIGHLIGHTS
OUR HISTORY:
RLI is a specialty insurance company with more than 50 years of experience serving diverse niche, property, casualty and surety markets.

OUR PRODUCTS:
Product diversification has fueled our growth & financial success

RLI Corp. 2020 Proxy Statement    |    3

OUR BUSINESS MODEL:
RLI is a domestic, specialty insurance company that does its own underwriting.
	Underwriting Company		Ownership Culture & Compensation		Diversified Insurance Product Portfolio		Growth by Design
●	We hire experienced, entrepreneurial underwriters	●	Underwriter compensation is tied directly to underwriting profit	●	Our products are run as stand-alone businesses	●	Organic product growth
●	We focus on difficult markets that require unique expertise			●	Diversification reduces corporate risk	●	Talent acquisition & start-ups
●	Strong feedback loop between underwriting and claims	●	90% Institutions & other public investors	●	Products are convenient and tailored to fill a void in the market	●	Acquisitions
		●	10% Insiders & ESOP

OUR STRATEGY:
From our niche product offerings to our business model, our culture to our results — we’re different.
We aspire to:
●	Be a premier specialty underwriting company that achieves long-term industry leading combined ratios and book value growth.
●	Remain a destination for talented, entrepreneurial underwriters with ‘narrow & deep’ expertise.
●	Seek out difficult markets while maintaining a highly diverse product portfolio.
●	Emphasize profit maximization and enhance our ability to grow over the long term, with a focus on organic opportunities and acquisitions that preserve the unique culture that has made RLI successful.

4    |    RLI Corp. 2020 Proxy Statement

2019 FINANCIAL PERFORMANCE:

Gross Premiums Written (in millions) $1,065.0 Compared to $983.2 million in the previous year	Comprehensive Earnings (in millions) $258.7 Compared to $30.1 million in the previous year
Combined Ratio (non-GAAP)* 91.9 24th consecutive year below 100	Net Cash Flow from Operations (in millions) $276.9 Highest in Company history
Regular Dividend / Special Dividend $0.91 / $1.00 44 years of paying and increasing regular dividends	Book Value per Share $22.18 33% increase year over year, inclusive of dividends

FINANCIAL STRENGTH:

(Superior)	(Strong)
A.M. Best A+ (Superior)	Standard & Poor’s A+ (Strong)
Moody’s A2 (Good)	Ward’s 50® Top P&C Performer 29 Consecutive Years One of two companies named every year since inception

*  For more information regarding the Combined Ratio, please refer to the information under the header “GAAP, NON-GAAP AND PERFORMANCE MEASURES” in Part II, Item 7, of Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2019 filed with the SEC on February 21, 2020.

RLI Corp. 2020 Proxy Statement    |    5

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

PROXY STATEMENT

Annual Meeting of Shareholders to be held May 7, 2020

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of RLI Corp., a Delaware corporation (“Company”), in connection with the solicitation by the Board of Directors of the Company (“Board” or “Board of Directors”) of proxies to be used at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at 11 a.m. Central Daylight Time on Thursday, May 7, 2020 which will be conducted via live webcast at www.virtualshareholdermeeting.com/rli2020 and at any adjournments or postponements of the Annual Meeting.

This year, we are pleased to again be taking advantage of a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) instead of a paper copy of the proxy materials. The E-Proxy Notice contains instructions that will enable shareholders receiving the E-Proxy Notice to access these materials over the Internet and, if so desired, to request a paper copy of these proxy materials by mail. Shareholders who do not receive the E-Proxy Notice will receive a paper copy of the proxy materials by mail. The Company intends to mail the E-Proxy Notice to shareholders on or about March 26, 2020.

VOTING AND QUORUM

It is necessary that a large number of our voting shares be represented at the Annual Meeting by proxy to achieve a quorum. Pursuant to the Company’s Bylaws, at least a majority in voting power of the stock issued and outstanding and entitled to vote must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares. Even if you expect to attend the virtual Annual Meeting, we encourage you to promptly submit your proxy by any method described below to ensure your vote is counted.

Whether you hold your shares directly as the shareholder of record or through a broker, trustee, or other nominee (“in street name”), you may vote by proxy without attending the virtual Annual Meeting in three different ways:

•

Internet: Shareholders may submit their proxy over the Internet by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy over the Internet.

•

Telephone: Shareholders may submit their proxy by telephone, toll-free, by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy by telephone.

•

Mail: Shareholders who receive a paper copy of a proxy card by mail may submit their proxy by signing, dating and returning the proxy card as promptly as possible in the envelope enclosed for that purpose.

•

Virtually: Shareholders may vote during the Annual Meeting at www.virtualshareholdermeeting.com/RLI2020 by using the 16-digit control number included with these proxy materials, provided however, as explained below, shares held in the Company’s Employee Stock Ownership Plan (“ESOP”) must be voted before 11:59 p.m. on May 4, 2020.

6    |    RLI Corp. 2020 Proxy Statement

If you submit your proxy by telephone or over the Internet, you do not need to also submit a proxy card, although you may do so as one method of changing your vote as described below. The method of voting will not limit a shareholder’s right to attend the Annual Meeting. You may also vote electronically while the Annual Meeting is in progress by visiting www.virtualshareholdermeeting.com/rli2020. You will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. Attending the virtual Annual Meeting will not in and of itself revoke a proxy.

Each proxy will be voted in accordance with the shareholder’s specifications. If you return a signed proxy card without providing voting instructions or do not designate a voting preference when using the other methods, your shares will be voted as recommended by the Board of Directors, except that if your shares are held in the Company’s (“ESOP”) and no vote is received for those shares by 11:59 p.m. on May 4, 2020, the Trustee (as defined herein) of the ESOP will vote such shares in proportion to other ESOP votes cast, as further explained in note 1 on page 11. All proxies delivered pursuant to this solicitation are revocable at any time prior to the meeting at the option of the shareholder either by giving written notice to the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or by timely delivery of a properly completed proxy, whether by proxy card or by Internet or telephone vote, bearing a later date, or by voting electronically while the Annual Meeting is in progress by visiting www.virtualshareholdermeeting.com/rli2020. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

VOTES REQUIRED TO APPROVE THE PROPOSALS

The election of directors (Proposal One) requires the affirmative vote of a majority of the votes cast with respect to each director to be elected. Shareholders may vote “For,” “Against” or “Abstain” with regard to each nominee. Abstentions are deemed present at the meeting and thus will be counted for quorum purposes but will have no effect on the vote with regard to each nominee.

The proposal to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock of the Company (Proposal Two) requires the affirmative vote of a majority of the outstanding shares of our common stock to be approved. Shareholders may vote “For,” “Against” or “Abstain” on this proposal. Abstentions will have the same effect as a vote “Against” Proposal Two.

The “Say-on-Pay” vote (Proposal Three) and the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent accounting firm (Proposal Four) require the affirmative vote of a majority of the votes cast to be approved. Shareholders may vote “For,” “Against” or “Abstain” on these proposals. Abstentions are deemed present at the meeting, and thus will be counted for quorum purposes, but will have no impact on the vote on Proposals Three and Four.

Brokers who hold shares for the accounts of their clients “in street name” may vote such shares either as directed by their clients or at their own discretion if permitted by the New York Stock Exchange (“NYSE”) and other organizations of which they are members. If an executed proxy is returned by a broker on behalf of its client that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but are not considered entitled to vote on any matter for which the broker does not have discretionary authority. These are referred to as “broker non-votes.” Broker non-votes will not have any effect on the voting results of the proposals being voted upon at the meeting. If your broker holds your shares “in street name” and you do not instruct your broker how to vote, your broker will have discretion authority to vote your shares on “routine” matters, such as Proposal Four, the ratification of the selection of the Company’s independent public accounting firm, but will not have authority to vote your shares on the other proposals described in this Proxy Statement. Therefore, it is important that you provide your broker with voting instructions on all proposals. If your shares are held by your broker “in street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted. Please complete the form and return it as instructed by the broker or agent.

RLI Corp. 2020 Proxy Statement    |    7

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on March 9, 2020, the record date, shall be entitled to vote at the 2020 Annual Meeting. As of the record date, the Company had 44,921,193 shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2020 Annual Meeting.

ATTENDING THE VIRTUAL ANNUAL MEETING

In light of public health concerns regarding the coronavirus outbreak and in order to provide expanded access, improved communication and cost savings for our shareholders and our Company, this year’s Annual Meeting will be a completely “virtual” meeting of shareholders, which will be conducted via live audio webcast. We believe that hosting a virtual meeting will enable more of our shareholders to attend and participate in the meeting since our shareholders can participate from any location around the world with Internet access. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/rli2020. Such questions must be confined to matters properly before the Annual Meeting and of general Company concern. You will also be able to vote your shares electronically at the Annual Meeting. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, trustee or other nominee, or other similar evidence of ownership. If your shares are held in the ESOP, you will not be able to vote your shares at the virtual Annual Meeting.

The meeting will begin promptly at 11:00 a.m. Central Daylight Time. We encourage you to access the meeting prior to the start time. Online access will open at 10:45 a.m. Central Daylight Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system.  We recommend that you carefully review the procedures needed to gain admission in advance.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page at www.virtualshareholdermeeting.com/rli2020.

A replay of the Annual Meeting will be posted as soon as practical at www.virtualshareholdermeeting.com/rli2020 along with answers to shareholder questions pertinent to meeting matters that are received before and during the Annual Meeting that cannot be answered during the Annual Meeting due to time constraints.

PROXY SOLICITATION

The Company will bear the cost of proxy solicitation. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by Directors, officers or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the SEC and the NYSE, the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s Common Stock and obtaining their proxies or voting instructions.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT TO SHAREHOLDERS

This Notice of 2020 Annual Meeting and Proxy Statement and the Company’s 2019 Annual Report to Shareholders are available on the Company’s website at www.rlicorp.com and at http://materials.proxyvote.com/749607.

8    |    RLI Corp. 2020 Proxy Statement

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

The following table includes persons or entities known to the Company who beneficially own more than 5 percent of the Company’s Common Stock as of December 31, 2019:

Name and Address	Number of Shares	Percent of Outstanding
of Beneficial Owner	Beneficially Owned	Common Stock
State Street Corporation(1)	5,025,232	11.21%
State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111

BlackRock, Inc.(2)	4,660,843	10.40%
55 East 52nd Street
New York, New York 10055

The Vanguard Group, Inc. (3)	4,531,071	10.10%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

(1)

The information shown is based solely on a Schedule 13G dated February 14, 2020, filed with the SEC by State Street Corporation (“State Street”). According to the Schedule 13G, as of December 31, 2019, State Street Global Advisors Trust Company (“Trustee”), a subsidiary of State Street, in its capacity as trustee of the ESOP, held 3,751,061 shares on behalf of participants in such plan. State Street further disclosed no sole voting or sole dispositive power with respect to any shares beneficially held, shared voting with respect to 4,858,145 shares, and shared dispositive power with respect to 5,025,232 shares. Each ESOP participant or beneficiary may direct the Trustee as to the manner in which the shares allocated to each participant under the ESOP are to be voted.  With respect to allocated shares for which no votes are received, the Trustee will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received.

(2)

The information shown is based solely on a Schedule 13G dated February 3, 2020, filed with the SEC by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G, as of December 31, 2019, BlackRock is the beneficial owner of 4,660,843 shares, has sole voting power with respect to 4,591,609 shares, sole dispositive power with respect to 4,660,843 shares and no shared voting or shared dispositive power with respect to any shares beneficially held.

(3)

The information shown is based solely on a Schedule 13G dated February 10, 2020, filed with the SEC by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, as of January 31, 2020, Vanguard is the beneficial owner of 4,531,071 shares, and has sole voting with respect to 83,574 shares, sole dispositive power with respect to 4,445,887 shares, shared voting power with respect to 6,316 shares and shared dispositive power with respect to 85,184 shares.

RLI Corp. 2020 Proxy Statement    |    9

DIRECTORS AND OFFICERS

The following is information regarding beneficial ownership of the Company’s Common Stock by each Director and Named Executive Officer (“NEO”) (whose compensation is disclosed in this Proxy Statement), and the Directors and executive officers of the Company as a group, as of March 9, 2020:

Name of Individual or	Number of Shares	Percent of Outstanding
Number of Persons in Group	Beneficially Owned(1)	Common Stock
Kaj Ahlmann(2) (3)	10,424	*
Michael E. Angelina (2) (3)	16,811	*
John T. Baily (2) (3) (4)	77,293	*
Thomas L. Brown(5) (6) (7)	56,856	*
Todd W. Bryant (6) (8)	57,605	*
Calvin G. Butler, Jr. (2) (3)	7,158	*
David B. Duclos (2) (3)	5,659	*
Jeffrey D. Fick (6) (8)	86,002	*
Susan S. Fleming (2) (3)	2,610	*
Jordan W. Graham (2) (3)	52,498	*
Craig W. Kliethermes (6) (7) (8)	195,722	*
Jennifer L. Klobnak (6) (8)	83,925	*
Jonathan E. Michael (6) (7) (8) (9)	1,297,369	2.9%
Robert P. Restrepo, Jr. (3)	10,429	*
Debbie S. Roberts (2) (3)	3,055	*
Michael J. Stone (3) (7) (10) (11)	275,027	*

Directors and executive officers as a group (17 persons) (6) (7) (8)	2,287,674	5.06%

*Less than 1% of Class.

(1)	Unless otherwise noted, each person has sole voting power and sole dispositive power with respect to the shares reported.

(2)

Includes shares held by a bank trustee under an irrevocable trust established by the Company with respect to the RLI Corp. Nonemployee Director Deferred Compensation Plan (“Director Deferred Plan”) for the benefit of the following: Mr. Ahlmann 8,986 shares; Mr. Angelina 5,366 shares; Mr. Baily 40,943 shares; Mr. Butler 6,542 shares, Mr. Duclos 3,082 shares; Ms. Fleming 679 shares; Mr. Graham 46,778 shares; and Ms. Roberts 2,439 shares. Each participating Director has no voting or investment power with respect to such shares.

(3)

605 Restricted Stock Units (“RSUs”), with a one-year vesting period, were granted upon election at the 2019 Annual Shareholders’ Meeting. Directors can elect to either receive the RSUs as shares of Company stock upon vesting or defer receipt of those shares under the Director Deferred Plan. RSUs have dividend rights that accrue as additional RSUs payable upon vesting or distribution from the Director Deferred Plan. Inclusive of dividends, 616 shares of will vest on May 2, 2020.

(4)	Includes 6,000 shares held by Mr. Baily’s spouse.

(5)

Mr. Brown retired from the Company December 31, 2019.  Pursuant to Item 402 of Regulation S-K, beneficial ownership of Mr. Brown is included because he served as principal financial officer at the Company during the fiscal year.  Mr. Brown’s share ownership is provided as of December 31, 2019 and is not included in the total number of shares owned by directors and executive officers as a group as of March 9, 2020.

(6)

Includes shares allocated to the named persons under the ESOP with respect to which such persons have sole voting power (pursuant to their ability to direct the Trustee to vote their shares) and no investment power. As of March 9, 2020

10    |    RLI Corp. 2020 Proxy Statement

the following shares were allocated under the ESOP: Mr. Brown 3,337 shares; Mr. Bryant 26,355 shares; Mr. Fick 11,703 shares; Mr. Kliethermes 12,627 shares; Ms. Klobnak 16,943 shares; and Mr. Michael 254,156 shares.

(7)

Includes shares allocated to the named persons which shares are held by a bank trustee under an irrevocable trust established by the Company with respect to the RLI Corp. Executive Deferred Compensation Plan (“Deferred Plan”) for the benefit of the following: Mr. Brown 7,480 shares; Mr. Kliethermes 19,706 shares; Mr. Michael 55,146 shares; and Mr. Stone 12,882 shares. Each participant has no voting or investment power with respect to such shares.

(8)

Includes shares that may be acquired by the named persons within 60 days after March 9, 2020, under the LTIP (as described herein), upon the exercise of outstanding stock options as follows: Mr. Bryant 20,550 shares; Mr. Fick 19,300 shares; Mr. Kliethermes 63,400 shares; Ms. Klobnak 49,000 shares; and Mr. Michael 86,000 shares.

(9)

Includes 136,643 shares allocated under the Key Employee Excess Benefit Plan (“Key Plan”), over which Mr. Michael has no voting or investment power; and 21,903 shares owned by the Jonathan E. Michael Family Trust, over which Mr. Michael, as Trustee, has sole voting and sole investment power.

(10)	Includes 1,580 shares held by Mr. Stone’s wife, as Custodian — UTMA-FL, as to which Mr. Stone disclaims any beneficial interest.

(11)	Includes 20,838 shares owned by the Michael J. Stone Grantor Retained Annuity Trust, over which Mr. Stone, as Trustee, has sole voting and sole investment power.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

At this year’s Annual Meeting, 11 directors are to be elected, each to hold office for a one-year term expiring at the 2021 Annual Meeting and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Unless otherwise instructed, the shares represented by a signed proxy card will be voted for the election of each of the 11 nominees named below. The affirmative vote of a majority of the votes cast is required for the election of each director. Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting. Shares may be voted for, against or abstained from, each nominee. Cumulative voting for the directors is not permitted under the Company’s Amended and Restated Certificate of Incorporation.

NOMINEES

Dr. Susan S. Fleming, Ms. Debbie S. Roberts and Messrs. Kaj Ahlmann, Michael E. Angelina, John T. Baily, Calvin G. Butler, Jr., David B. Duclos, Jordan W. Graham, Jonathan E. Michael, Robert P. Restrepo, Jr., and Michael J. Stone, each a current Director, are standing for election. Each is nominated to serve for a one-year term expiring at the 2021 Annual Meeting.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies and recommended by the Board, unless the Board should determine to reduce the number of Directors pursuant to the Company’s ByLaws or allow the vacancy to stay open until a replacement is designated by the Board.

The Board of Directors recommends that the shareholders vote “FOR” the election of all 11 nominees listed below.

RLI Corp. 2020 Proxy Statement    |    11

Jonathan E. Michael

BACKGROUND

Mr. Michael has been Chairman of the Board since May 5, 2011 and President & CEO of the Company since January 1, 2001. He was elected Chairman of the Board & CEO of the Company’s principal insurance subsidiaries on January 1, 2002. Mr. Michael served as Chief Operating Officer of the Company from 1994 to 2001, and prior to that served for several years as Executive Vice President, responsible for running the Company’s insurance operations. Mr. Michael joined the Company in 1982. Prior to 1982, Mr. Michael was associated with Coopers & Lybrand LLP.

Age: 66
Director since: 1997
Management Director
Committees:

QUALIFICATIONS

Mr. Michael has over 36 years of experience with the Company and has held various managerial and executive officer positions. This significant experience with the Company provides Mr. Michael with a unique perspective into our operations, our people and the strategic vision needed to meet our performance goals. He has a Bachelor’s degree in Business Administration from Ohio Dominican College.

● Board Chairman

OTHER COMPANY BOARD SERVICE

He serves on the Board of Directors of investment management software maker SS&C Technologies Holdings, Inc.; sunglasses manufacturer Maui Jim, Inc.; and business analytic technology firm TADA Cognitive Solutions, LLC. He is currently a member of the OSF St. Francis Medical Center Community Advisory Board; a member of the Bradley University Board of Trustees; and the Chairman of Easterseals Central Illinois. He is a member and Past Chair of Property Casualty Insurers Association of America (now known as American Property Casualty Insurance Association) Board of Governors.

Kaj Ahlmann

BACKGROUND

Mr. Ahlmann retired after serving from October 2009 through December 2016 as Global Head, Strategic Services and Chair, Advisory Board of Deutsche Bank after having provided independent services to the Council of Global Insurance Asset Management, Deutsche Asset Management, since 2006. From 2001 to 2003, Mr. Ahlmann was the Chairman and CEO of inreon, a global electronic reinsurance venture created by Munich Re, Swiss Re, Internet Capital Group and Accenture. He was Vice Chairman and Executive Officer of E.W. Blanch Holdings, Inc., a provider of integrated risk management and distribution services, from 1999 to 2001. Prior to that, from 1993 to 1999, he was Chairman, President and CEO of Employers Reinsurance Corporation, a global reinsurance company and served as a Director of the parent organization, GE Capital Services.  Mr. Ahlmann, with his family, owns and operates the Six Sigma Ranch & Winery in Lower Lake, California, which produces artisanal wines for retail distribution.

Age: 69
Director since: 2009
Independent Director
Committees:

QUALIFICATIONS

Mr. Ahlmann has broad global reinsurance and insurance expertise and executive management experience.  He brings over 40 years of experience with various companies related to the reinsurance and insurance industries and asset management.  He has a Bachelor’s degree in Mathematics and a Master’s degree in Mathematical Statistics and Probability and Actuarial Science, both from the University of Copenhagen.

● Audit
● Nominating/Corporate Governance

OTHER COMPANY BOARD SERVICE

Mr. Ahlmann served on the boards of Erie Indemnity Company, Erie Insurance Group from 2003 to 2008 and SCPIE Holdings, Inc., from 2006 to 2008.  Mr. Ahlmann currently serves as Senior Advisor to the insurance sector for Arena Investors, LP; Chairman, The Institutes f/k/a American Institute for CPCU (Chartered Property and Casualty Underwriter); and the Advisory Boards of Six Sigma Academy and Insurance Thought Leadership, Inc.

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Michael E. Angelina
Age: 53

BACKGROUND

Mr. Angelina is the Executive Director of the Maguire Academy of Insurance and Risk Management at Saint Joseph’s University since April 2012. He leads the Risk Management and Insurance program within the Haub School of Business and coordinates the Maguire Academy activities. From June 2005 to April 2012, Mr. Angelina was the Chief Risk Officer and Chief Actuary for Endurance Specialty Holdings, Ltd., where he was a functional leader of pricing, reserving and risk management and the leader of the Enterprise Risk Management Initiative. From January 2000 to June 2005, Mr. Angelina was the Managing Principal of Tillinghast-Towers Perrin where he led the Philadelphia office and co-led the Tillinghast Asbestos practice.

Director since: 2013
Independent Director
Committees:

QUALIFICATIONS

Mr. Angelina has significant insurance industry experience including his extensive risk management background. Mr. Angelina has a Bachelor’s degree in Mathematics from Drexel University.

● Audit
● Strategy

OTHER COMPANY BOARD SERVICE

Mr. Angelina serves as Chairman of the Board on the Board of Directors for The Hagerty Group; a Board Member of QBE Equator Reinsurances Limited; and a member of American Academy of Actuaries Committee on Property & Liability Financial Reporting and former Chair of AAA Casualty

John T. Baily
Age: 76

BACKGROUND

Mr. Baily retired after serving as President of Swiss Re Capital Partners from 1999 through 2002. In this role, he was involved in investments and acquisitions in the insurance industry. He was previously the National Insurance Industry Chairman and Partner of the accounting firm of Coopers & Lybrand LLP (C&L) (now known as PricewaterhouseCoopers LLP) retiring in 1999 after 33 years, 23 years of which he was a partner. He served as Chairman of the C&L insurance practice for 13 years, where he was responsible for all of the firm’s services to the insurance industry (including audit, tax, actuarial, management consulting). He was also a member of C&L’s governing body, the U.S. Board of Partners.

Director since: 2003
Independent; Lead Director
Committees:

QUALIFICATIONS

Mr. Baily has extensive knowledge in accounting and auditing in the insurance and reinsurance industries and brings to the Board in-depth experience of insurance accounting and insurance auditing.  His service on other public company boards allow him to provide the Board with a variety of perspectives on corporate governance issues. He has a Bachelor’s degree in Economics from Albright College and an MBA from the University of Chicago.

● Audit
● Nominating/Corporate Governance

OTHER COMPANY BOARD SERVICE

Mr. Baily serves on the boards of, Endurance U.S. Holdings Corp., the U.S. holding company for the Sompo International Group, and Golub Capital BDC, Inc. and its affiliates. He previously served on the boards of Endurance Specialty Holdings, Ltd., Erie Indemnity Company, NYMagic, Inc. and CIFG Holdings, Ltd.

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Calvin G. Butler, Jr.
Age: 50

BACKGROUND

Mr. Butler has been the Sr. Executive Vice President of Exelon Corp. and CEO of Exelon Utilities since December 2019 after being appointed the Interim CEO of Exelon Utilities in October 2019. From March 2014 until December 2019 he was the CEO of Baltimore Gas and Electric Company (BGE), an Exelon Corp. company. In February 2008, Mr. Butler joined Exelon and has held various managerial positions through the current date. The positions included VP, State Legislation & Government Affairs; SVP, External Affairs LCS State Legislation & Government Affairs; SVP, ComEd Corporate Affairs; SVP, Human Resources, Exelon Corp.; SVP, Corporate Affairs; SVP, Regulatory & External Affairs. From 1999 to January 2008, Mr. Butler held leadership positions with RR Donnelly, including vice president of manufacturing, senior Director of government affairs, and senior vice president of external affairs. Mr. Butler worked from 1994 to 1999 at CILCORP. (Central Illinois Light Company) in its government affairs, legal and strategy departments.

Director since: 2016
Independent Director
Committees:

QUALIFICATIONS

Mr. Butler has extensive executive management experience, together with his regulatory, external affairs, customer service and innovation and technology expertise allows him to provide valuable perspectives and insights on a variety of topics to the Board. He has a Bachelor’s degree in Public Relations from Bradley University, and received his Law degree from Washington University School of Law in St. Louis.

● Audit
● Nominating/Corporate Governance

OTHER COMPANY BOARD SERVICE

Mr. Butler currently is board chair, Bradley University Board of Trustees; Director, University of Maryland Medical Center; trustee, PNC Funds; board chair, Gridwise Alliance.  In addition, Mr. Butler serves on the boards of directors of several civil and charitable organizations in and around the Baltimore area.

David B. Duclos

BACKGROUND

Mr. Duclos retired as CEO of QBE, North America in July 2016, which position he was appointed to in April 2013. He currently is serving as a Non-Executive Director on the QBE Equator Reinsurances Limited and Blue Ocean Limited Boards. He retired December 2012 from XL Group, having served as Chief Executive of XL Insurance from January 2008 through December 2011.  Mr. Duclos joined XL in October 2003 and served in several senior level underwriting and field operations roles, including running XL’s global specialty business.  From September 1999 through July 2003, Mr. Duclos was the President, Small Business Group of Kemper Insurance Company. Mr. Duclos was employed at Cigna Corporation from July 1979 through July 1999 in various underwriting and managerial positions. The positions included Branch Underwriting, Marketing Manager, Branch Executive, AVP-Field Operations, Region President and Specialty Business Leader.  He previously served as a Director of RLI Corp. from August 16, 2012 until February 26, 2013.

Age: 62
Director since: 2017
Independent Director
Committees:

QUALIFICATIONS

Mr. Duclos brings 40 years of experience with various companies related to the insurance and reinsurance industries. Mr. Duclos has broad global reinsurance and insurance expertise, and executive management experience.  Mr. Duclos has a Bachelor’s degree in Business Administration from Eastern Illinois University and is a graduate of the Advanced Insurance Executive Education Program at the Wharton School of the University of Pennsylvania.

● Executive Resources
● Finance & Investment

OTHER COMPANY BOARD SERVICE

Mr. Duclos serves as the non-executive Chairman of Lloyd’s Global Network, an advisory Board of Lloyd’s of London; a Director of Maguire Academy of Insurance and Risk Management at Saint Joseph’s University; and member of the board of the American Association of Insurance Services.  He is a former Director of QBE Latin American Insurance Holdings Limited, formerly known as QBE Emerging Markets Holdings Limited.

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Susan S. Fleming

BACKGROUND

Dr. Fleming is an executive educator, speaker, entrepreneur in residence, and angel investor.  From 2009 through 2018, she served as a Senior Lecturer of management and entrepreneurship at the School of Hotel Administration and the Johnson Graduate School of Management of Cornell University. From 2004 through 2009, she pursued a Masters and PhD from Cornell University. From 1998 until December 2003, she was Partner and Principal of Capital Z Financial Services Partners, a private equity fund focused on the financial services industry. From 1994 until December 2003, she served as Vice President, Insurance Partners Advisors, L.P., a private equity fund focused on the insurance and healthcare industries.  From 1992 until 1994 she was an analyst with Morgan Stanley & Co.

Age: 49
Director since: 2018
Independent Director
Committees:

QUALIFICATIONS

With her years of experience in private equity, investment banking, and education, Dr. Fleming brings to our board expertise in financial services, corporate finance, mergers and acquisitions, and organizational leadership. Dr. Fleming holds a Bachelor’s Degree in Economics and Asian Studies from the University of Virginia and a Master’s Degree and PhD in Management and Organizations from Cornell University.

● Nominating/Corporate Governance
● Finance & Investment

OTHER COMPANY BOARD SERVICE

Dr. Fleming currently serves as a Director for Virtus Investment Partners, Inc. and a trustee at The Paleontological Research Institution.  She was formerly a Director of Endurance Specialty Holdings, Ltd.; Quanta Capital Holdings, Ltd.; Ceres Group, Inc.; PXRE Group, Ltd.; and Universal American Financial Group, Inc.

Jordan W. Graham

BACKGROUND

Mr. Graham has been Managing Director with Quotient Partners since May 2011, providing business strategy and merger/acquisition advisory services to financial services, digital media, internet and information services companies. From 2010 to 2011, he served as President of FICO Consumer Services and Executive Vice President of Credit Scoring and Predictive Analytics at Fair Isaac, Inc., the leading provider of credit, analytics, and decision management technologies. From 2007 to 2010, Mr. Graham was Managing Director and Head of North America Business Development for the Global Transaction Services (GTS) Division of Citigroup responsible for strategic planning, global partnerships and acquisitions. For the preceding two years, he was retained as a full-time consultant to the CEO of Citigroup GTS and provided strategy and acquisition advisory services. From 1998 to 2004, he was an executive with Cisco Systems, serving as Vice President of the Internet Business Solutions Group, Services Industries Strategy Consulting, leading internet business strategy consulting practices for the financial services, healthcare, energy and media/entertainment industries globally. Previously he was Managing Director and Global Head of Cisco’s Financial Services Industry Consulting Practice providing internet business strategy services to CXO level executives in Global 500 insurance, banking and securities firms. He has also been the CEO of two successful venture capital-backed businesses, a financial services technology company and an internet cloud-based solutions provider.

Age: 59
Director since: 2004
Independent Director
Committees:

QUALIFICATIONS

Mr. Graham has strong financial services, strategy, merger/acquisition and advisory experience as well as deep information technology and internet background.  He has over 30 years of experience working both in and providing information technology based products and services to the financial services industry globally.  Mr. Graham has a Bachelor’s degree in Business Entrepreneurship from the University of Southern California.

● Executive Resources
● Finance & Investment

OTHER COMPANY BOARD SERVICE

Mr. Graham was previously a board Director and member of the Investment Committee for Securitas Capital, a SwissRe and Credit Suisse backed private equity fund investing in insurance and risk related ventures. Mr. Graham currently serves on the board of Yiftee, Inc.

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Robert P. Restrepo, Jr.

BACKGROUND

Mr. Restrepo retired in May 2015 as CEO and President of State Auto Insurance Companies and as Chairman in December 2015. Mr. Restrepo joined and was appointed Chairman, CEO and President of State Auto in 2006. From 2005 to 2006, Mr. Restrepo served as Senior Vice President, Insurance Operations of Main Street America Group and was responsible for personal lines, commercial lines, bonds, claims, marketing, information technology and customer service. From 1998 to 2003, Mr. Restrepo was the President and CEO, Property & Casualty of Allmerica Financial. From 1996 to 1998, Mr. Restrepo was the President and CEO, Personal Lines at Travelers Property & Casualty and was responsible for the newly combined personal property and casualty operations of Travelers and Aetna. In 1972 Mr. Restrepo joined Aetna Life & Casualty and held various managerial positions through 1996, including positions in marketing, technology and field management, and ended as Senior Vice President, Personal Lines.

Age: 69
Director since: 2016
Independent Director
Committees:

QUALIFICATIONS

Mr. Restrepo brings over 40 years of experience with various companies related to the insurance industries. He has extensive insurance expertise, executive management, finance, regulatory, and risk management experience.  He has a Bachelor’s degree in English from Yale University.

● Executive Resources
● Strategy

OTHER COMPANY BOARD SERVICE

Mr. Restrepo serves on the Board of Directors of Majesco; Genworth Financial; Big I Reinsurance Company; Nuclear Electric Insurance Limited; and the Larry H. Miller Group.  Mr. Restrepo is a former Director of Property Casualty Insurers Association of America (now known as American Property Casualty Insurance Association); Insurance Information Institute; and The Institutes.

Debbie S. Roberts

BACKGROUND

Ms. Roberts retired from McDonald’s Corporation in 2018 from the position of President East Zone, a position she had held since 2016. From 2014 to 2016, Ms. Roberts served as President Northeast Zone.  In her 28-year career at McDonald’s Corporation, she gained increasingly progressive responsibilities in the areas of accounting, marketing and operations including roles as Sr. Vice President, Restaurant Support Officer-East, President Northeast Zone and most recently as President East Zone being responsible for $18.7 billion in sales and 7,000 restaurants.

Age: 55
Director since: 2018
Independent Director
Committees:

QUALIFICATIONS

Ms. Roberts brings over 30 years of experience, expertise and background in accounting matters as well as various executive management experience.  Ms. Roberts holds a Bachelor’s degree in Accounting from the University of Illinois.

● Executive Resources
● Strategy

OTHER COMPANY BOARD SERVICE

Ms. Roberts currently serves as a Director on the Board of The American Red Cross and on the Executive Leadership Council.  She is a former member of the University of Illinois Champaign Alumni, Women’s Foodservice Forum, and Catalyst Board of Directors.

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Michael J. Stone

BACKGROUND

Mr. Stone is the former President and Chief Operating Officer of the Company’s principal insurance subsidiaries from January 2002 until his retirement in December 2015. Mr. Stone joined the Company in May 1996 and held various executive officer positions. From 1977 to May 1996, Mr. Stone held various managerial and executive officer positions with Travelers Insurance Group.

Age: 71
Director since: 2012
Independent Director
Committees:

QUALIFICATIONS

Mr. Stone has nearly 40 years of insurance industry expertise and 19 years at the Company where he was responsible for the overall direction of the Company’s principal insurance subsidiaries. He has a Bachelor’s degree in Political Science from Bellarmine College, and received his Law degree, magna cum laude, from the University of Louisville.

● Finance & Investment
● Strategy

OTHER COMPANY BOARD SERVICE Mr. Stone serves on the Board of Directors for UnityPoint Health; and Eagle Indemnity Acquisitions, Inc. He is also a member of the Bellarmine University Board of Trustees.

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

The Company is committed to having sound corporate governance principles that are designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

The Company’s published Corporate Governance Guidelines, which are publicly available on the Company’s website under the Investors section at www.rlicorp.com, outline the Directors’ responsibilities, which include attendance at shareholder, Board and committee meetings. All 12 Directors  then in office attended the 2019 Annual Meeting of Shareholders and were available to respond to appropriate questions from shareholders.

The Company has developed an orientation process for new Directors  and encourages new Directors to attend a Director seminar in their first year as a Director.  Directors are required to maintain the necessary level of expertise to perform their responsibilities and to help ensure that they remain currently informed on corporate governance, financial and accounting practices, ethical issues for Directors and management, industry related topics, and similar matters.  Directors are encouraged to attend annually a forum or conference that will contribute to their performance on the Company Board and the Company reimburses Directors for the reasonable costs of attending Director education programs.

DIRECTOR INDEPENDENCE

The Board is required to affirmatively determine the independence of each Director and to disclose such determination in the Proxy Statement for each Annual Meeting of Shareholders of the Company. The Board has established guidelines,

RLI Corp. 2020 Proxy Statement    |    17

which are set forth below, to assist it in making this determination, which incorporate all of the NYSE independence standards. Only independent Directors  may serve on the Company’s Audit Committee, Executive Resources Committee and Nominating/Corporate Governance Committee.

It is the policy of the Board of Directors of the Company that a majority of its members be independent, which is also a requirement for listing on the NYSE. To be considered independent under the NYSE Listing Standards, the Board must affirmatively determine that a Director or Director nominee (collectively referred to as “Director”) has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and also meets other specific independence tests. The Board examines the independence of each of its members once per year, and again if a member’s outside affiliations change substantially during the year.

The Board has established the following categorical standards, incorporating the NYSE’s independence standards to assist it in determining Director independence:

(a)	A Director will not be independent if:

(i)	the Director is, or has been within the last three years, an employee of RLI, or an immediate family member of the Director is, or has been within the last three years, an executive officer of RLI;

(ii)

the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from RLI, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)

(A) the Director is a current partner or employee of a firm that is RLI’s internal or external auditor; (B) the Director has an immediate family member who is a current partner of such firm; (C) the Director has an immediate family member who is a current employee of such firm and personally works on RLI’s audit; or (D) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on RLI’s audit within that time;

(iv)

the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of RLI’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)

the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues.

(b)	The following commercial and charitable relationships will not be considered to be material relationships that would impair a Director’s independence:

(i)

if a Director, or an immediate family member of the Director, is an executive officer, Director, employee or holder of an equity interest of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues;

(ii)

lf a Director, or an immediate family member of the Director, is an executive officer, Director, employee or holder of an equity interest of a company that is indebted to RLI, or to which RLI is indebted, and the total

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amount of either company’s indebtedness to the other does not exceed the greater of $1 million, or 2 percent of such other company’s total consolidated assets;

(iii)

if a Director, or an immediate family member of the Director, is an executive officer, Director or employee of a company in which RLI owns an equity interest, and the amount of RLI’s equity interest in such other company does not exceed the greater of $1 million, or 2 percent of such other company’s total shareholders’ equity;

(iv)

if a Director, or an immediate family member of the Director, is a holder of an equity interest of a company of which a class of equity security is registered under the Exchange Act and in which RLI owns an equity interest;

(v)	if a Director, or an immediate family member of the Director, is an executive officer, Director, employee or holder of an equity interest of a company that owns an equity interest in RLI; and

(vi)

if a Director, or an immediate family member of the Director, serves as an officer, Director or trustee of a tax-exempt organization, and the contributions from RLI to such tax-exempt organization in the last fiscal year do not exceed the greater of $1 million, or 2 percent of such tax exempt organization’s consolidated gross revenues. (RLI’s automatic matching of employee charitable contributions will not be included in the amount of RLI’s contributions for this purpose.)

(c)

For relationships not covered by the standards in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence standards set forth in subsections (a) and (b) above. RLI is required to explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

BOARD INDEPENDENCE STATUS

The following table identifies the independence status of our Director nominees and former Directors who served on the Board during 2019:

Director	Independent	Management
Kaj Ahlmann	●
Michael E. Angelina	●
John T. Baily	●
Calvin G. Butler, Jr.	●
David B. Duclos	●
Susan S. Fleming	●
Jordan W. Graham	●
Jonathan E. Michael		●
Robert P. Restrepo, Jr.	●
Debbie S. Roberts	●
James J. Scanlan*	●
Michael J. Stone**	●

*  Mr. Scanlan ceased serving on the Board on June 9, 2019.

** Mr. Stone retired from employment with the Company effective December 31, 2015. The Company entered into a consulting agreement with Mr. Stone to provide general consulting services through December 31, 2016.  Mr. Stone was not deemed an independent Director for the three years after his consulting agreement with the Company ended. Effective January 1, 2020, the Board deemed Mr. Stone to be an Independent Director pursuant to the NYSE Listing Standards, as adopted by the Company.

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The following relationships were reviewed in connection with determining Director independence but were determined to not be material relationships and to not affect such person’s independence under the Board independence standards:

•

Mr. Baily was previously a Director of Endurance Specialty Holdings Ltd. (“Endurance”), affiliates of which include reinsurance companies. Endurance Specialty Holdings, Ltd. was acquired by SOMPO Holdings, Inc.  After the acquisition, Mr. Baily became a Director of Endurance U.S. Holdings Corp., the U.S. holding company for the Sompo International group. From time to time, the Company’s principal insurance subsidiaries enter into reinsurance arrangements with Endurance and its affiliates.

•

Mr. Baily and Mr. Scanlan are former partners with PricewaterhouseCoopers LLP (“PwC”), and retired from PwC in 1999 and 2014, respectively.  Each of Mr. Baily and Mr. Scanlan receives a pension payment from PwC. From time to time, the Company engages PwC for special projects and services in actuarial, tax, and other areas.

•

Mr. Angelina is a Director of QBE Equator Reinsurances Limited, a subsidiary of QBE Re. Mr. Duclos is a non-executive Director of QBE Equator Reinsurances Limited and Blue Ocean Limited and a former Director of QBE Emerging Markets and Latin American Insurance Holdings Limited. From time to time, the Company’s principal insurance subsidiaries enter into reinsurance arrangements with QBE Re.

•

Mr. Angelina is a Director of The Hagerty Group (“Hagerty”) and Mr. Graham provides consulting services to Hagerty.  Hagerty Insurance Agency, a subsidiary of Hagerty, produces insurance business for the Company’s principal insurance subsidiaries.

•	Mr. Restrepo is a Director of Majesco, which provides billing and collection software services to the Company.

DIRECTOR EVALUATION PROCESS

To ensure that thorough attention is given to individual and collective Directors’ performance and optimizing the composition of our Board, the Board and Committees utilize an annual evaluation process. Each Director completes a self-evaluation and assesses the performance of the Committees on which he/she serves and the Board as a whole. In addition, members of senior management evaluate the Board annually. Detailed composites are prepared to obtain perspective on each Committee’s performance in relationship to its respective Charter, effectiveness, functionality, areas of improvement and overall performance. The Annual Board Evaluation focuses on board processes, policies, effectiveness, strategy, and individual Director performance. This process is handled by the Nominating/Corporate Governance Committee.

Further, annually the Chairman of the Board and the Lead Director meet or confer separately with each Director to discuss, among other matters, (1) Director and Board performance; (2) recommendations to improve meetings; (3) Committees’ structure and leadership; (4) the effectiveness of the Lead Director; (5) whether key topics are sufficiently considered by the Board; (6) support from management; (7) succession planning; and (8) compensation.  The Chairman of the Board and Lead Director summarize their discussions with the Nominating/Corporate Governance Committee.

Based on the cumulative results of each Director’s overall performance, the Nominating/Corporate Governance Committee reviews and evaluates the Board candidates and their respective qualifications in detail to determine if it is in the best interest of the Company and its shareholders to nominate each Director to stand for election.

DIRECTOR NOMINATIONS

The Nominating/Corporate Governance Committee of our Board considers Director candidates based upon a number of qualifications.  As minimum qualifications, a nominee should have:

•	A reputation for the highest professional and personal ethics and values, fairness, honesty and good judgment;

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•	A significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities;
•	Been in a generally recognized position of leadership in his or her field of endeavor; and
•	A commitment to enhancing shareholder value.

A nominee should not have a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s shareholders and fulfill the responsibilities of a Director.

The Nominating/Corporate Governance Committee conducts an annual assessment of the composition of the Board and its committees. In its annual assessment and when conducting a director search, the Nominating/Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members with a goal of establishing diversity among directors reflecting, but not limited to, profession, background, experience, geography, skills, ethnicity, and gender.  The Nominating/Corporate Governance Committee is committed to actively seek highly qualified women and minority candidates for each director search it undertakes.  Annually, the Nominating/Corporate Governance Committee will review this Policy and assess its effectiveness in bringing forth both diverse and non-diverse Board candidates that meet the qualifications and have the capabilities to provide strategic direction, governance and oversight to the Company.

The Nominating/Corporate Governance Committee relies upon recommendations from a wide variety of its business contacts, including current executive officers, Directors, community leaders, and shareholders as sources for potential director candidates, and may also utilize third party search firms. The Nominating/Corporate Governance Committee will consider qualified director candidates recommended by shareholders as further set forth under SHAREHOLDER PROPOSALS on page 63, but the Nominating/Corporate Governance Committee has no obligation to recommend such candidates.  Assuming the appropriate biographical and background material (including qualifications) is provided for candidates recommended by shareholders, the Nominating/Corporate Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources.

CODE OF CONDUCT

The Company has adopted a Code of Conduct, which is designed to help directors, officers, and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all Directors, officers and employees, including specifically the Chief Executive Officer, the Chief Financial Officer, the Controller, the Chief Legal Officer and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, ethical behavior, conflicts of interest, corporate opportunities, confidentiality of information and compliance with laws and regulations. The Company conducts an annual compliance acknowledgement to be completed by all directors, officers, and employees to ensure compliance with the Code of Conduct as well as other Company policies.  A copy of our Code of Conduct is available at the Company’s website under the Investors section at www.rlicorp.com. Any amendments to the Code of Conduct or waiver that applies to a director or executive officer will be posted on our website.

HEDGING AND PLEDGING POLICY

The Company implemented a formal policy in 2015 prohibiting the NEOs from using financial instruments to reduce the risk of holding company stock (hedging); or from using Company shares for margin trading or collateral purpose.  At the time the policy was implemented, none of the NEOs had engaged in hedging, pledging, or margining shares of RLI stock.

The Company’s Insider Trading Policy prohibits Directors, executive officers, and other officers of the Company at the level of Vice President or higher from engaging in hedging transactions involving the Company’s securities, including, without limitation, short sales, put, or call options. In addition, it prohibits Directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Officers of the Company at the level of Vice President or higher who are not executive officers may hold in margin accounts or pledge as collateral for loans a limited number of Company securities, subject to certain preclearance procedures.

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Other employees of the Company are not prohibited from hedging or pledging RLI shares, but may not enter into such a transaction during a Company blackout period established prior to each quarterly earnings release (and, which may be established, in connection with other transactions or events).

SHAREHOLDER AND INTERESTED PARTIES COMMUNICATIONS

Any shareholder or other interested party who desires to communicate with the Board’s Lead Director,  the Board’s Independent Directors, or any of the other members of the Board of Directors may do so electronically by sending an email to the following address: Lead.Director@rlicorp.com. Alternatively, a shareholder or other interested party may communicate with the Lead Director or any of the other members of the Board by writing to: Lead Director, RLI Corp. 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Communications may be addressed to the Lead Director, an individual Director, a Board Committee, the independent directors, or the full Board. Communications received by the Lead Director will then be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications, or services of any kind will not be forwarded to the directors.

COMPANY POLICY ON RELATED PARTY TRANSACTIONS

The Company recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written Related Party Transaction Policy, which shall be followed in connection with all related party transactions involving the Company. The Related Party Transaction Policy generally requires approval by the Nominating/Corporate Governance Committee prior to the original or renewal effective date for all transactions above $10,000 to be entered into between the Company and its directors, officers, shareholders owning in excess of 5 percent of the Common Stock of the Company, and their family members and affiliates. Since January 1, 2019, the Nominating/Corporate  Governance Committee approved two related party transactions between the Company and SS&C Technologies Holdings, Inc. (“SS&C”) as described immediately below.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2019, the transactions or series of similar transactions to which the Company was a party in which the amount involved exceeded $10,000 and in which any Director, executive officer, or holder of more than 5 percent of the Common Stock of the Company (or any of their immediate family members) had a direct or indirect material interest, include only the Company’s transaction with SS&C Technologies Holdings, Inc. (“SS&C”).

In 2013, the Company entered into a business arrangement with SS&C to provide investment portfolio accounting and data processing services for a five-year term. In June 2018, the Nominating/Corporate Governance Committee approved a renewal contract with SS&C for a five-year term effective October 1, 2018. In 2019, the Nominating/Corporate Governance Committee approved an addendum to the contract with SS&C to provide upgrades and enhancements to the investment portfolio accounting and data processing services. The addendum commenced on July 1, 2019 for a five-year term.  The Company’s President & CEO (Mr. Michael) is a member of the Board of Directors of SS&C. The Chairman and CEO of SS&C is the brother of Mr. Stone, a Director and former Chief Operating Officer of the Company’s principal insurance subsidiaries. The Company paid SS&C $331,051 in 2019. In addition, one of the Company’s insurance company subsidiary’s issued a cyber-security policy of insurance to SS&C.  These transactions fall within the purview of the Related Party Transaction Policy described in the previous paragraphs and were subject to review and approval by the Nominating/Corporate Governance Committee pursuant to that Policy. The Nominating/Corporate Governance Committee approved the renewal contract with SS&C for its five-year term and approved the Company’s insurance company subsidiary issuing a cyber-security policy to SS&C for a one-year term.

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BOARD’S ROLE IN RISK OVERSIGHT

The Board’s risk oversight is accomplished both at the full Board level and through its committee structure.  The Company’s Strategy Committee has responsibility for overall oversight of the Company’s enterprise risk management (“ERM”) program.  The Strategy Committee also has oversight for specific areas of ERM, as do the other Board committees, as specified in their respective charters, which can be found at the Company’s website at www.rlicorp.com, and which are listed below.

Board Committee	Areas of ERM oversight
Strategy	Overall ERM oversight Underwriting Information Technology Growth Insurance markets
Executive Resources	Executive resources Human resources Compensation
Finance and Investment	Investments Capital
Nominating/Corporate Governance	Corporate governance Regulatory and legislative
Audit	Catastrophe Reserving Reinsurance Business Continuity Cybersecurity

Annually, the Strategy Committee ensures that processes are in place to enable Board oversight of each area of ERM by conducting an ERM risk mapping review.  The mapping review catalogs, for each ERM area, management reports regularly provided to Board committees and the frequency at which such reports are provided.  The mapping review also provides a summary description of each risk, mitigating factors, and means by which each risk is monitored by the Company.

In addition to regular reports from management related to areas of ERM, detailed reports are provided from time-to-time are provided on select topics.  In 2019, detailed presentations on information technology and cybersecurity risk, regulatory risk, and vendor risk were made to the Strategy Committee.  In addition, management and the Board conducted a tabletop exercise demonstrating the Company’s response to a hypothetical cybersecurity attack, considering issues related to response, prevention, and disclosure, among others.

The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts.

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COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five standing committees: Audit, Executive Resources, Finance and Investment, Nominating/Corporate Governance, and Strategy. The Audit, Executive Resources and Nominating/Corporate Governance Committees are composed solely of independent Directors in compliance with the Company’s requirements and the NYSE Listing Standards. The Nominating/Corporate Governance Committee annually evaluates both Committee members and Committee Chairs, and rotates members as deemed necessary. In his discretion, the Chairman of the Board may attend any or all Committee meetings. All committees meet at least quarterly and also hold informal discussions from time to time. Charters for each Committee are available on the Company’s website under the Investors section at www.rlicorp.com.

COMMITTEE MEMBERSHIP

Director	Board	Audit	Executive Resources	Nominating/ Corporate Governance	Finance and Investment	Strategy
Kaj Ahlmann	●	●		●
Michael E. Angelina	●	Chair*				●
John T. Baily (Lead Director)	●	●		Chair
Calvin G. Butler, Jr.	●	●		●
David B. Duclos	●		Chair		●
Susan S. Fleming	●			●	●
Jordan W. Graham	●		●		Chair
Jonathan E. Michael	Chair
Robert P. Restrepo, Jr.	●		●			●
Debbie S. Roberts	●		●			●
James J. Scanlan*	●	●	●
Michael J. Stone	●				●	Chair
Number of Meetings in 2019	6	9	8	6	4	6

*   Mr. Scanlan ceased serving on the Board on June 9, 2019, on which date Mr. Angelina became Chair of the Committee.

AUDIT COMMITTEE

The Company’s Audit Committee, composed exclusively of independent Directors, met nine times in 2019 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results. The Audit Committee also:

•	monitored the Company’s management of its exposures to risk of financial loss;

•

reviewed the adequacy of the Company’s internal controls, including the Company’s continued adherence to the Committee of Sponsoring Organizations of the Treadway Commission Internal Control - Integrated Framework (COSO) 2013 update;

•	reviewed the extent and scope of audit coverage;

•	reviewed quarterly financial results;

•	monitored selected financial reports;

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•	assessed the auditors’ performance; and

•	selected the Company’s independent registered public accounting firm.

The Audit Committee also meets in executive session, with no members of management present, after its regular meetings, as well as private executive sessions with the independent registered public accounting firm and various members of management.

The Chair of the Audit Committee is notified directly by the Company’s anonymous whistleblower complaint hotline provider any time a complaint is made through that system.

The Audit Committee is responsible for approving every engagement of an independent registered public accounting firm to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before any of the above mentioned firms provide those services, with the Chair of the Audit Committee being authorized to pre-approve non-audit services and then reporting those services to the full Audit Committee, as described in the Audit Committee Report. The Audit Committee evaluates the effects that the provision of non-audit services may have on such firms’ independence with respect to the current, or potential, audit of our financial statements.

The Audit Committee is also responsible for enterprise risk management in the areas of business continuity risk, catastrophe risk, cybersecurity risk, reinsurance risk, reserving risk, and third party risk.  The Audit Committee receives either quarterly, semi-annual, or annual reports for each risk focus area to ensure the Audit Committee provides appropriate compliance oversight.

The Board of Directors  has determined that each of the Audit Committee members qualifies as an “audit committee financial expert” as defined by the SEC.

From August 16, 2018 through June 9, 2019, the members of the Audit Committee were Messrs. Scanlan (Chair), Ahlmann, Angelina, Butler and Ms. Roberts. After June 9, 2019, the members of the Audit Committee were Messrs. Angelina (Chair), Ahlmann, Baily, and Butler.

EXECUTIVE RESOURCES COMMITTEE

The Company’s ERC, composed exclusively of independent Directors, met eight times in 2019 to evaluate and recommend compensation of the President & CEO and certain key executive officers of the Company, discuss and evaluate the Company’s Market Value Potential Executive Incentive Program (“MVP Program”), to develop objective criteria for the selection and ongoing management of the Company’s compensation peer group, and to enhance the overall effectiveness of the executive compensation programs.  The ERC also reviews and evaluates the corporate goals for the senior leadership team, management development, succession planning, the Company’s annual and long-term incentive programs, and retirement and medical programs. For additional details on the ERC, see “Compensation Discussion & Analysis – How ERC Operates.”

The ERC is also responsible for enterprise risk management in the area of people risk and includes human resources and compensation, including management succession and development, incentive compensation, employee benefits, talent, and culture.  The ERC receives either quarterly, semi-annual, or annual reports for the risk focus area to ensure the ERC provides appropriate compliance oversight.

From May 3, 2018 through June 9, 2019, the members of the ERC were Messrs. Duclos (Chair), Graham, Restrepo and Scanlan.  After June 9, 2019, the members of the ERC were Messrs. Duclos (Chair), Graham, and Restrepo and Ms. Roberts.

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FINANCE AND INVESTMENT COMMITTEE

The Company’s Finance and Investment Committee oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes reviewing investment performance, investment risk management exposure and the Company’s capital structure. The Finance and Investment Committee met four times in 2019 to discuss ongoing financial, investment and capital matters.

The Finance and Investment Committee is also responsible for enterprise risk management in the area of investment risk management, capital and financial management including interest rate risk, credit risk, capital risk, and liquidity risk.  The Finance and Investment Committee receives either quarterly, semi-annual, or annual reports for the each of the risk focus areas to ensure the Finance and Investment Committee provides appropriate compliance oversight.

From May 3, 2018 through June 9, 2019, the members of the Finance and Investment Committee were Messrs. Graham (Chair), Baily, Duclos, Stone and Dr. Fleming. After June 9, 2019, the members of the Committee were Messrs. Graham (Chair), Duclos, Stone and Dr. Fleming.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The Company’s Nominating/Corporate Governance Committee, composed exclusively of independent Directors, met six times in 2019 to guide the Company’s corporate governance program and to monitor and discuss current and emerging corporate governance principles and procedures. The Nominating/Corporate Governance Committee also counsels the Board with respect to Board and Committee organization, compensation, membership, function, and Board and Committee performance assessments, individually and collectively. The Nominating/Corporate Governance Committee identifies and reviews qualified individuals as potential new Director candidates.

For 2019, the members of the Nominating/Corporate Governance Committee were Messrs. Baily (Chair), Ahlmann, Butler and Dr. Fleming.

STRATEGY COMMITTEE

The Company’s Strategy Committee met six times in 2019 to oversee the Company’s strategic plan and its implementation. The Strategy Committee also provides oversight for overall enterprise risk management, risk profile, and risk assessment, including risks from the Company’s underwriting, information technology, insurance market, and business growth.

From August 16, 2018 through June 9, 2019, members of the Strategy Committee were Messrs. Angelina (Chair), Restrepo, Stone and Ms. Roberts.  After June 9, 2019, members of the Strategy Committee were Messrs. Stone (Chair), Angelina, Restrepo, and Ms. Roberts.

BOARD MEETINGS AND COMPENSATION

MEETINGS

During 2019, six meetings of the Board of Directors were held. All Directors were in attendance, except for one Director who missed one meeting due to a previously identified scheduling conflict. No Director attended fewer than 75 percent of the aggregate number of meetings of the Board and Board committees for the period in which he or she served. In connection with each Board meeting, the independent Directors meet in executive session with no members of management present. Effective May 5, 2011, the Lead Director position was established, a position to exist when the Company’s CEO is also the Board Chairman. Pursuant to the Charter for the Lead Director position, the Chairman of the Board’s Nominating/Corporate

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Governance Committee also serves as Lead Director of the Board. Among other responsibilities, the Lead Director presides at the Board’s executive sessions.

2019 DIRECTOR COMPENSATION

During 2019, the Company’s Independent Directors were compensated as follows:

Annual Board Retainer:	$80,000
Annual Committee Retainer:
Audit	$15,000
All Other Committees	$10,000
Lead Director Retainer (if Nonemployee Director):	$10,000
Additional Annual Committee Chair Retainer:
Audit	$20,000
Executive Resources	$20,000
All Other Committees	$10,000
Restricted Stock Units*:	$50,000

* Each Director was granted a whole number of Restricted Stock Units (“RSUs”) corresponding with $50,000 in value, with a one-year vesting period, upon election at the 2019 Annual Shareholders’ Meeting. Directors can elect to either receive the RSUs as shares of Company stock upon vesting or defer receipt of those shares under the Nonemployee Director Deferred Compensation Plan (the “Director Deferred Plan”). In addition, the RSUs have dividend rights, which accrue as additional RSUs payable upon vesting or distribution from the Director Deferred Plan.

Directors are reimbursed for actual travel and related expenses incurred and are provided a travel accident policy funded by the Company. Directors are also eligible to participate in the Company’s charitable foundation matching gift program pursuant to which the Company will match qualifying charitable contributions of up to $3,000 per calendar year.

The following table provides the compensation of the Company’s Board of Directors earned for the fiscal year ended December 31, 2019.

					Change in Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash ($)(1)	Awards ($)(2)	Awards ($)	Compensation ($)	Earnings	Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kaj Ahlmann	105,000	50,009					155,009
Michael E. Angelina	120,616	50,009					170,626
John T. Baily	122,808	50,009					172,818
Calvin G. Butler, Jr.	105,000	50,009					155,009
David B. Duclos	120,000	50,009					170,009
Susan S. Fleming	100,000	50,009					150,009
Jordan W. Graham	110,000	50,009					160,009
Jonathan E. Michael (3)		50,009					50,009
Robert P. Restrepo, Jr.	100,000	50,009					150,009
Debbie S. Roberts	102,192	50,009					152,201
James J. Scanlan (4)	54,795	52,804					107,599
Michael J. Stone	105,616	50,009					155,626

(1)

Outside Directors elect the form of their Annual Board Retainer, Annual Committee Retainer, Lead Director Retainer and Annual Committee Chair Retainer, if applicable, which may be received either in cash or deferred, in accordance with the Director Deferred Plan. Amounts shown in column (b) shows total fees earned, whether or not deferred.

(2)

605 RSUs, with a one-year vesting period, were granted upon election at the 2019 Annual Shareholders’ Meeting. Directors can elect to either receive the RSUs as shares of Company stock upon vesting or defer receipt of those

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shares under the Director Deferred Plan. In addition, the RSUs have dividend rights that accrue as additional RSUs payable upon vesting or distribution from the Director Deferred Plan. The amount reported in this column were calculated in accordance with FASB ASC Topic 718 based on the Company’s stock price as of the grant date. Please refer to footnote 2 to the beneficial ownership table on page 12 for the number of shares held for each Director in the rabbi trust established with respect to the Director Deferred Plan.

(3)

Mr. Michael, as Chairman of the Board and a management Director, does not receive Director fees. His compensation as President & CEO is disclosed under the Executive Compensation 2019 Summary Compensation Table.

(4)

Mr. Scanlan ceased serving on the Board on June 9, 2019.  His fees reflected above include first quarter 2019 fees and prorated second quarter 2019 fees. At the time of his resignation, the Board accelerated the vesting of his 2019 RSU award which otherwise would not have vested until May 2020.  The amount reflected in column (c) for Mr. Scanlan also reflects the incremental fair value of the 2019 RSU award based on the fair value at the time of acceleration.

NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN (DIRECTOR DEFERRED PLAN)

Prior to the beginning of each year, a nonemployee Director may elect to defer the compensation otherwise payable or awarded to the Director during the succeeding year pursuant to the Director Deferred Plan. Under the Director Deferred Plan, a Director is credited with RLI stock credits equal to the number of RLI shares that could be purchased by the amount of compensation deferred, with any cash dividend similarly converted to additional RLI stock credits. The Company transfers to a bank trustee, under an irrevocable trust established by the Company, cash equal to the compensation deferred which is used to purchase an equivalent amount of Company Common Stock to be held in the trust. Dividends on these shares are used to purchase additional shares of RLI stock. In general, Director Deferred Plan benefits are distributable, in the form of Company Common Stock, beginning when the Director’s status terminates.

DIRECTOR SHARE OWNERSHIP

Nonemployee Directors  are encouraged to own shares of the Common Stock of the Company having a dollar value of $500,000 to be met within five years of initial appointment to the Board. Shares held directly and amounts notionally invested in Company deferred compensation plans are counted to satisfy the guideline.    The Nominating/Corporate Governance Committee monitors Directors’ share ownership. Shares owned by each Director are reflected in the table on page 12. As of December 31, 2019, all Directors have met their respective goal or are within the five-year transition period.

BOARD LEADERSHIP STRUCTURE

Immediately following the 2019 Annual Shareholders Meeting, Mr. Michael was re-appointed Chairman of the Board in addition to his current officer positions of President and CEO of the Company.

The Company does not have a formal policy regarding separation of the offices of Chairman of the Board and chief executive officer. The Board believes that the decision whether to combine or separate such positions depends upon the Company’s particular circumstances at a given point in time.

The Board believes that a joint Board Chairman and chief executive officer position is advisable and in the best interests of the Company and its shareholders given our current Board and Lead Director configuration. This structure promotes unified leadership, continuity, and direction for the Company. This combined position also provides a clear focus for management to execute the Company’s strategy and business plan, while fostering clear accountability and decision-making in such roles. The Board believes the designation of an empowered “Lead Director” provides a counterbalancing governance structure and enables an appropriate balance between strategic execution and independent oversight of management.

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The Lead Director (an independent Director) is the Chairperson of the Board’s Nominating/Corporate Governance Committee and is elected/confirmed by the Board’s independent Directors. The Lead Director (a) presides over executive sessions of the independent Directors, (b) serves as a liaison between the Chairman and the independent Directors, (c) assists in setting Board meeting agendas and schedules, (d) assists in determining information sent to Directors for meetings, (e) may call meetings of the independent Directors, (f) may consult with major shareholders if requested by the Chairman of the Board, and (g) consults with the Chairman/CEO regarding results of annual performance reviews of the Board Committees and Board members, all as set forth in the Charter for the Lead Director position.

Several factors promote a strong and independent Board at our Company. Currently, all Directors except for Mr. Michael are independent as defined in the applicable NYSE listing standards (as adopted by the Company). In addition, our independent Directors meet quarterly in executive session without management present. Consequently, with our Lead Director position, we believe our Board continues to be strong and independent and provides appropriate counterbalance to a combined Chairman/CEO position.

PROPOSAL TWO:  APPROVE THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

The Company’s Board of Directors has unanimously approved, and submits for authorization and approval of shareholders, a proposal to amend Article Fourth of the Company’s Amended and Restated Certificate of Incorporation (“Certificate”) to increase the number of shares of authorized Common Stock from 100 million shares to 200 million. The Proposed Amendment is attached to this Proxy Statement as Annex A.

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Company’s Certificate currently authorizes the issuance of a total of 100 million shares of Common Stock, par value $0.01 per share, and 5 million shares of Preferred Stock, par value $0.01 per share, for a total of 105 million shares.  The proposed amendment would increase the number of authorized shares of Common Stock from 100 million to 200 million (the “Share Increase”) and thereby increase the total number of authorized shares of all capital stock from 105 million to 205 million shares.  The proposed amendment does not increase the amount of authorized shares of Preferred Stock, or make any other changes to the Certificate.  As of March 9, 2020 (record date), 44,921,193 shares of Common Stock were outstanding (67,851,407 shares were issued and outstanding if treasury shares are included), and no shares of Preferred Stock were outstanding.  As of March 9, 2020, 1,798,327 shares of Common Stock were reserved for issuance pursuant to the Company’s 2015 Long Term Incentive Plan.  The number of shares to be issued upon exercise of outstanding options as of March 9, 2020, is 1,694,833.

The Share Increase will constitute additional authorized but unissued shares of the existing Common Stock and, if and when issued, will have the same rights and privileges as the shares of Common Stock currently authorized.  The Share Increase only increases our amount of authorized shares, but will not increase the current number of issued and outstanding shares.

The Share Increase would enable the Company, without further shareholder approval, (unless shareholder approval is required by law, the SEC or under the rules of the NYSE) to issue shares from time to time as may be required for various purposes.  The purposes contemplated by Company management and the Board for the additional authorized shares include potential stock splits, stock dividends, potential strategic transactions, present and future employee benefit programs (including stock option plans), raising additional capital for ongoing operations, and other general corporate purposes.  The current number of authorized shares of Common Stock was established 11 years ago (in 2009), and has not been increased since then.  Company management and the Board believe the Share Increase is reasonable and advisable in view of our growth and capital structure needs since that time, and to support the Company’s future corporate growth.  For example, with the current number of available common shares, the Company could not accomplish a 2-for-1 stock split.  Likewise, a combination of other potential beneficial uses of stock — such as stock dividends, use in acquisitions or raising capital —

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could be impaired by the lack of available shares or reduce the available share cushion to unacceptably low levels.  As the Company has grown over time, its capital structure and needs for capital stock have grown as well.  Company management and the Board believe it is prudent to enhance its capital structure at this time so that it has the flexibility to prepare for, and adapt to, future corporate stock needs.  Approval of the Share Increase at the Annual Meeting will enable us to take timely advantage of market conditions and other opportunities that may become available to us without the expense and delay of arranging a special meeting of shareholders in the future. Other than the routine practices of issuing shares pursuant to employee stock plans and employee equity incentive awards, we have no present plans, proposals, or arrangements with respect to the issuance of any of the newly-authorized shares of Common Stock.

The Share Increase could have a number of effects on the Company’s shareholders, depending upon the exact nature and circumstances of any actual issuances of these authorized shares. These effects are described further below.

ANTI-TAKEOVER EFFECTS OF THE PROPOSED AMENDMENT TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Share Increase and the subsequent issuance of such shares could have the effect of delaying or preventing a change of control of the Company without further action by the shareholders.  For example, shares of authorized and unissued Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions that would make a change of control of the Company more difficult, or be issued to discourage persons from attempting to gain control of the Company.

In addition, the Share Increase authorized by the proposed amendment could permit the Company to issue Common Stock to persons supportive of management’s position, who may then be in a position to vote to prevent or delay a proposed business combination that is deemed unacceptable to the Board of Directors.  Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  Likewise, shares could be used to facilitate the adoption of measures intended to deter unfair or coercive takeover tactics not believed to be in the best interests of shareholders.

The Board of Directors is not aware of any attempt or contemplated attempt to acquire control of the Company, and the Share Increase is not being presented with the intent that it be utilized as a type of anti-takeover device.

ADDITIONAL EFFECTS OF THE SHARE INCREASE

Although the Share Increase will not affect the terms or rights of holders of existing shares of Common Stock, an issuance of additional Common Stock will generally have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and the equity and voting rights of holders of shares of Common Stock.  Depending on the amount of consideration received for any issuance of additional Common Stock, subsequent issuances may also reduce shareholder’s equity on a per share basis.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors has unanimously approved the proposed amendment and has determined that the Share Increase is in the best interests of the Company and its shareholders.

If our shareholders approve this proposal, the proposed amendment will become effective immediately upon the filing of the proposed amendment with the Secretary of State of the State of Delaware.

The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company is required for adoption of this proposal.

The Board of Directors recommends the shareholders vote “FOR” the proposal to approve the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the authorized shares of Common Stock.

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PROPOSAL THREE: NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC regulations require that we seek an advisory (non-binding) vote from our shareholders to approve the compensation of our Named Executive Officers (“NEOs”) as disclosed in the Compensation Discussion & Analysis (“CD&A”), compensation tables and related disclosures in this Proxy Statement.

As discussed in our CD&A starting on page 35, our executive compensation programs have been designed to provide a competitive total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.

The Executive Resources Committee of our Board (“ERC”) developed an overall compensation philosophy that is built on a foundation of the following principles:

•	The focus is on the linkage between long-term shareholder value creation and executive pay;

•	Incentives for executives directly involved in underwriting are based on underwriting profit measured over a period of years consistent with the income and risk to the Company;

•	Compensation should reflect both the Company’s and individual’s performance;

•	A meaningful element of equity-based compensation and significant executive equity holdings are important to ensure alignment of management and shareholder interests;

•	The Company’s overall executive pay levels must be competitive in the marketplace for executive talent to enable the Company to attract, motivate and retain the best talent; and

•	Appropriate safeguards must be in place to ensure annual incentives are aligned with long-term risk and value creation to protect against unnecessary and excessive risk to the Company.

We are asking you to indicate your support for our executive compensation programs as described in this Proxy Statement. This proposal gives you the opportunity to express your views on our 2019 executive compensation policies and procedures for NEOs. This non-binding vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and procedures described in this Proxy Statement. Accordingly, we ask the shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, compensation tables and any related material disclosed in the Company’s Proxy Statement is hereby APPROVED.

Your vote is advisory, and therefore not binding on the ERC or the Board. However, we value your opinions and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns. The ERC will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that the shareholders vote “FOR” the proposal to approve the compensation of the Company’s NEOs as described in this Proxy Statement.

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EXECUTIVE MANAGEMENT

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Information regarding our executive officers is provided below:

Name	Age	Position with Company	Executive Officer Since
Jonathan E. Michael	66	President & Chief Executive Officer	1985
Craig W. Kliethermes	55	President & Chief Operating Officer of the Company’s principal insurance subsidiaries	2007
Todd W. Bryant (1)	51	Vice President, Chief Financial Officer	2009
Jennifer L. Klobnak (2)	48	Sr. Vice President, Operations of the Company’s principal insurance subsidiaries	2016
Jeffrey D. Fick (3)	59	Sr. Vice President, Chief Legal Officer & Corporate Secretary	2016
Seth A. Davis (4)	48	Vice President and Controller	2019
Aaron P. Diefenthaler	46	Vice President, Chief Investment Officer, Treasurer	2012
(1)	Mr. Bryant was promoted to Vice President, Chief Financial Officer effective July 1, 2019. Prior to his promotion, Mr. Bryant was Vice President, Finance, and Controller since 2009.

(2)

Ms. Klobnak was promoted to Sr. Vice President, Operations of the Company’s principal insurance subsidiaries in January 2016.  Prior to her promotion, Ms. Klobnak had been Senior Vice President, Risk Services from May 2014 through December 2015 and Vice President, Risk Services from July 2012 through April 2014.

(3)

Mr. Fick was promoted to Sr. Vice President, Chief Legal Officer & Corporate Secretary on January 1, 2020. Prior to his promotion, Mr. Fick had been Sr. Vice President, Chief Legal Officer from October 2016 through December 2019 and Vice President, Human Resources from October 2005 through October 2016.

(4)

Mr. Davis was promoted to Vice President and Controller on July 1, 2019.  Prior to his promotion, Mr. Davis was Vice President, Corporate Services from June 2018 through June 2019 and Vice President, Internal Audit from December 2005 through May 2018.

EXECUTIVE RESOURCES COMMITTEE REPORT

The Executive Resources Committee has reviewed and discussed with management of the Company the Compensation Discussion & Analysis section of this Proxy Statement. Based on the Executive Resources Committee’s review and discussions, it recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in this Proxy Statement and its Annual Report on Form 10-K for the year ended December 31, 2019.

MEMBERS OF THE EXECUTIVE RESOURCES COMMITTEE

David B. Duclos (Chair)

Jordan W. Graham

Robert P. Restrepo, Jr.

Debbie S. Roberts

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COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION

The Executive Resources Committee (“ERC”) of the Company’s Board of Directors, with the review and approval of the Board of Directors, administers specific compensation programs for senior executive officers and oversees other executive compensation programs and management succession and development processes. The following Compensation Discussion & Analysis (“CD&A”) describes our executive compensation programs and actions with respect to the following Named Executive Officers (“NEOs”):

Jonathan E. Michael, President & Chief Executive Officer

Craig W. Kliethermes, President & Chief Operating Officer of the Company’s principal insurance subsidiaries

Todd W. Bryant, Vice President, Chief Financial Officer  (July 1, 2019 and after)

Jennifer L. Klobnak, Sr. Vice President, Operations of the Company’s principal insurance subsidiaries

Thomas L. Brown, Sr. Vice President, Chief Financial Officer  (June 30, 2019 and prior)

Jeffrey D. Fick, Sr. Vice President, Chief Legal Officer & Corporate Secretary

EXECUTIVE SUMMARY

With the exception of Gross Premiums Written, the following financial metrics are used as targets in our incentive plans and actual results are used to calculate annual incentives for our senior executive officers. These financial measures (other than Gross Premiums Written) are non-GAAP and should not be considered substitutes for GAAP measures.  We consider them key performance indicators and employ them as well as other factors in determining senior management incentive compensation. The calculation of these non-GAAP metrics can be found in the discussions below with respect to the incentive plans in which those metrics are used:

Our Results in 2019:	2019	2018
Gross Premiums Written:	$1.1 billion	$ 983.2 million
Operating Earnings	$ 116.1 million	$ 92.1 million
(Net Earnings minus Realized Gains and Unrealized Gains (Losses) on Equity Securities Net of Tax)
Combined Ratio	91.9	94.7
(Net Loss and Operating Expense/Net Premiums Earned)
Operating Return on Equity	14.4%	10.8%
(Operating Earnings/Shareholders' Equity)
Market Value Potential (MVP)	$152.1 million	$ 12.1 million
(After Tax Returns Above Cost of Capital)
Five-Year Growth in Book Value: Rank Among Peer Companies	2/14	2/13

In 2019, we continued to grow revenue and post solid underwriting and operating performance. Our top-line reflected as gross premiums written, advanced to $1.1 billion, the first time above $1 billion, an increase of 8% over 2018. Premium growth helped in our achievement of $276.9 million in net cash flow from operating activities, a record amount for the Company. Our strong cash flow was used to support insurance operations and expand our investment portfolio and allowed us to return capital to our shareholders in the form of ordinary and special dividends.

We achieved a 91.9-combined ratio. (Combined ratio is a common industry measure of profitability defined as expenses and losses as a percentage of Net Premiums Earned.  Thus, a combined ratio below 100 signifies an underwriting profit.)  We expect the property and casualty insurance industry to post a combined ratio near 96.8 for 2019.  Our result not only beats the industry’s projection but also represents our 24th consecutive year of a combined ratio below 100.

Market Value Potential (“MVP”), which is a measure of our after-tax returns above our cost of capital (explained in more detail on pages  40-41) increased to $152.1 million from $12.1 million last year driven by improvements in underwriting

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income and gains in investments. At year-end 2019, our rank for five-year growth in book value comparing RLI and our thirteen Peer Companies remained at second, the same as in 2018.

KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION

•

Performance-based compensation: Total executive compensation is directly linked to Company performance. As in prior years, all executives participate in an incentive plan, through which they are eligible to earn compensation based on achievement of Company financial objectives and personal objectives that are designed to be aligned with shareholder value creation.

•

At risk compensation: A significant portion of annual incentive compensation for our CEO, COO, CFO, Sr. Vice President, Operations and each product group vice president is paid over time through a bonus bank concept to provide an incentive for sustained shareholder value creation. Amounts credited to the bonus bank are reduced dollar-for-dollar, should negative results occur in a future period. As a result, net losses in a future period reduce the amount available in the bonus bank and could result in a negative balance.

•

Compensation based on relative company performance: Each year we conduct a review of executive compensation within an insurance peer group to evaluate whether the Company’s executive compensation remains fair, competitive and consistent with the Company’s absolute and relative performance. The MVP Program for the CEO; COO; CFO; and Sr. Vice President, Operations includes an adjustment factor (positive and negative) for relative company performance compared to selected Peer Companies.

•

Significant executive stock ownership: Our compensation programs encourage our employees to build and maintain an ownership interest in the Company. We have established specific executive stock ownership guidelines and our NEOs as well as our other executive officers, currently maintain significant share ownership in the Company.  As reflected on page 13, as of December 31, 2019, executive officers and Directors beneficially held 5.06% percent of Company shares, providing strong alignment with shareholders.

The ERC believes that the Company’s overall compensation approach provided meaningful incentives for the talented management team at the Company to provide outstanding results for shareholders again this year.

HOW THE ERC OPERATES

ERC RESPONSIBILITIES

The ERC operates under a Charter, which can be found on the Company’s website under the Investors section at www.rlicorp.com. The ERC Charter is reviewed annually by the ERC and any proposed changes to the Charter are submitted to the Nominating/Corporate Governance Committee for recommendation to the full Board for approval. The ERC is responsible to the Board for: (1) reviewing and providing advice regarding the Company’s executive compensation; (2) reviewing and providing advice regarding the Company’s management succession and development processes; (3) monitoring compensation actions by management below the executive level; (4) producing an annual report on executive compensation for approval by the Board for inclusion in the Company’s proxy statement; and (5) reviewing the Company’s employee benefit plans.

ERC MEETINGS

The ERC held eight meetings in 2019. The agenda for each ERC meeting is established by the Chair of the ERC in consultation with other ERC members, and with Mr. Michael and Kathleen M. Kappes, Vice President, Human Resources.  ERC materials are prepared by Mr. Michael and Ms. Kappes with input from members of senior management and are

34    |    RLI Corp. 2020 Proxy Statement

reviewed and approved by the ERC Chair in advance of distribution to ERC members. The ERC meetings are attended by Mr. Michael, Ms. Kappes and from time-to-time, other members of senior management, who are excused from the meeting during the Committee’s executive session.

RESPONSE TO 2019 SAY-ON-PAY VOTE

At the 2019 Annual Shareholder’s Meeting, we held a shareholder advisory vote on the compensation of our named executive officers, referred to as a Say-on-Pay vote, with over 96 percent of shareholder votes cast on that item in favor of our executive compensation programs. We considered this vote to represent strong support by shareholders for our long-standing executive compensation policies and practices. In 2019, therefore, the ERC continued its general approach to executive compensation, as described above in “KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION,” and did not make any changes to the Company’s executive compensation programs in response to the 2019 Say-on-Pay vote.

INPUT FROM MANAGEMENT

Mr. Michael plays an important role in the ERC’s consideration of executive compensation levels and the design of executive compensation plans and programs for other senior executive officers. For these individuals, Mr. Michael recommends the following components of executive compensation to the ERC for review and recommendation to the Board:

•	annual base salary levels;

•	annual incentive targets and financial and personal goals; and

•	the form and amount of long-term incentives.

Mr. Michael makes such compensation recommendations based on external market data; achievement of respective performance criteria by each executive; and his judgment related to internal pay equity among Company executives, potential for advancement, and contribution to team initiatives. Mr. Michael also relies upon the input of the senior leadership team when making such recommendations. Mr. Michael does not make recommendations with respect to his own compensation.

COMPENSATION CONSULTANT

The ERC Charter specifically provides that if a compensation consultant is to assist in the evaluation of CEO or senior executive compensation, the ERC has sole authority to retain and terminate the consulting firm including sole authority to approve the firm’s fees and retention terms. Management also has authority to retain a compensation consultant, but may not retain the same compensation consulting firm retained by the ERC without approval in advance by the ERC. The ERC did not retain a compensation consultant in 2019. Management retained Lockton Financial Advisors, LLC in 2019 to provide advice regarding elements of executive compensation. The Company has assessed the independence of Lockton Financial Advisors, LLC pursuant to the NYSE rules and the Company concluded that Lockton Financial Advisors, LLC’s work did not raise any conflict of interest.

MARKET DATA

For 2019, the ERC considered market pay practices when setting executive compensation, but did not target percentile ranks of specific compensation elements or total compensation against the market data. Instead, the ERC used market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation program.

The following Peer Companies were used to evaluate 2019 executive compensation, which was the same list of Peer Companies as used in 2018, with the exception of the removal of AmTrust Financial Services, Inc. due to its acquisition in 2018 and the additions of Kinsale Capital Group, Inc. and W.R. Berkley Corporation.

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Peer Companies for Assessing 2019 Compensation (“Peer Company(ies)”).

Alleghany Corporation

Argo Group Intl Holdings, Ltd.

Aspen Insurance Holdings Limited

Global Indemnity Limited

The Hanover Insurance Group, Inc.

             James River Group Holdings, Ltd.

             Kinsale Capital Group, Inc.

The Navigators Group, Inc.

Old Republic International Corporation

ProAssurance Corporation

Protective Insurance Corporation (formerly Baldwin & Lyons, Inc.)

Selective Insurance Group, Inc.

W.R. Berkley Corporation

The ERC selected these Peer Companies based on its judgment. Each of the Peer Companies competes within the property and casualty insurance industry and sells a variety of specialty insurance products that serve both commercial entities and individuals that can generally be defined as specialty in nature, or targeted toward niche markets. The Peer Companies have established records of financial performance, and most have been publicly traded for at least five years, facilitating the comparison of the Company’s financial performance to that of the Peer Companies. The ERC also reviews the market capitalization of the Company compared to the Peer Companies to ensure that the Company is at or near the median market capitalization among those companies. For the Peer Company comparison performed in 2019, the Company’s market capitalization was sixth among fourteen companies within the Peer Companies.

Each year, the ERC compares the relative ranking among the Company and Peer Companies based on the most recently available public data (2018 data reviewed in 2019) for base salaries and total compensation for the CEO, COO and CFO positions to the relative performance ranking for the following publicly available performance metrics for the prior year: price-to-book ratio; return on equity; combined ratio; and total shareholder return ("TSR") for one, three and five-year time frames to determine the overall competitiveness of the Company’s executive compensation. The Company’s rank among the Peer Companies for 2019, based on 2018 results, is shown in the table below:

Performance Metric	Price/Book	Return on Equity	Combined Ratio	One-Year TSR	Three-Year TSR	Five-Year TSR
RLI Rank	2	6	2	4	9	6

Base salaries and total compensation for other NEOs and executive positions are established by reference to the publicly available survey data, including median base salary levels, for comparable executives in the insurance industry.

OVERVIEW OF RLI EXECUTIVE COMPENSATION

OBJECTIVES

The objective of the Company’s executive compensation program is to provide a competitive total executive compensation program linked to Company performance that will attract, retain, and motivate talented executives critical to the Company’s long-term success.

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ELEMENTS OF COMPANY EXECUTIVE COMPENSATION

The Company’s total executive compensation program is comprised of the following components, each of which is described in greater detail below:

1.	Total annual cash compensation consisting of:

(a)	Base salary;

(b)	Annual incentive awards under the MVP Program, which incorporates annual and long-term design features, for the CEO; COO; CFO; and Sr. Vice President, Operations;

(c)	Annual incentive awards under the Management Incentive Program (“MIP”) for other home office executives;

(d)	Annual incentive awards under the Underwriter Profit Program for product group executives;

2.	Long-term incentive compensation granted: under the LTIP to all NEOs and other management members; and under the MVP Program for the CEO; COO; CFO; and Sr. Vice President, Operations.

3.

Limited perquisites. All Company executives are provided with travel accident insurance and are reimbursed for out of pocket costs for an annual health examination not covered by the Company’s health plan. The CEO and COO are permitted to use the Company’s fractionally-owned aircraft for personal use for an hourly rate approved by the Board of Directors, with maximum annual use limited to total charges of 6.5 percent of annual base salary. The Company generally does not provide any income tax gross-ups for our executive compensation. In 2019, a retirement gift to Mr. Brown, as disclosed in note 4(e) to the 2019 Summary Compensation Table on page 50, was grossed up to approximately offset the effect of federal and state income taxes.

BALANCE OF SHORT-TERM AND LONG-TERM COMPENSATION

The ERC works to balance short-term and long-term elements of total compensation, as described in the following sections. The goal is to provide a meaningful level of long-term compensation to align with long-term value creation and mitigate the risk that members of management make decisions or take actions solely to increase short-term compensation while adding excessive risk to the Company. In that regard, the ERC believes that a greater percentage of total compensation should be in the form of long-term compensation for more senior positions. The Committee also takes into account the significant ownership of Company stock by Mr. Michael when determining his long-term incentive award.

We consider those salary and annual incentive amounts earned in 2019 and paid in 2019 to be short-term compensation. MVP Program payments in 2019 made from amounts earned in prior years and credited to the bonus bank for prior year MVP Program awards and the grant date fair value of stock options awards in 2019, on the other hand, are considered long-term compensation. The following table compares the percentage of total compensation, which is short-term in nature, to the percentage, which is long-term in nature. The percentages shown in this table reflect greater percentages for short-term compensation than depicted in 2018 due to significantly lower annual bonuses under the MVP Program in 2018, which in

RLI Corp. 2020 Proxy Statement    |    37

turn increased the relative percentage of long-term compensation from the payment of amounts from the bonus bank for prior years.

	Short-Term as % of Total Compensation	Long-Term as % of Total Compensation
	(Salary and Annual Incentive Earned	(Payment from Bonus Bank for Prior Years and
Name	and Paid in 2019)	Grant Date Fair Value of Stock Options Awarded)(1)(2)
Jonathan E. Michael	61%	39%
Craig W. Kliethermes	65%	35%
Thomas L. Brown (1)	68%	32%
Todd W. Bryant (2)	76%	24%
Jennifer L. Klobnak	74%	26%
Jeffrey D. Fick (3)	77%	23%

(1)	Mr. Brown retired as Sr. Vice President, Chief Financial Officer and ceased serving as an executive officer on July 1, 2019. He retired from the Company effective December 31, 2019.

(2)

Mr. Bryant was promoted to Vice President, Chief Financial Officer on July 1, 2019.  Prior to his promotion, Mr. Bryant participated in MIP instead of MVP and consequently his long-term percentage is less than those NEOs participating in MVP.

(3)

Mr. Fick does not participate in the MVP Program, but instead participates in the MIP, which does not have a bonus bank or long-term payout feature, and consequently his long-term percentage is less than the other NEOs.

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM (MVP PROGRAM) — GENERAL

MVP Defined. As discussed in further detail below, the MVP Program provides a mechanism with which the ERC can correlate incentive compensation to long-term shareholder value creation. The MVP Program uses an economic profit measure called “Market Value Potential” (“MVP”), which measures the after-tax returns earned by the Company above its cost of capital, as a gauge of shareholder value creation. MVP is defined as (1) the Actual Return (the increase in adjusted GAAP book value as defined immediately below), less (2) the Required Return (beginning capital multiplied by the blended cost of capital). If the Company does not earn the Required Return in a given year and MVP is negative, no incentive award is made pursuant to the MVP Program for that year.

For the purposes of the MVP Program, the increase or decrease in GAAP book value is calculated as ending capital less beginning capital. Ending capital is defined as ending GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term debt instruments at the end of the period; and adjusted for capital transactions during the year. Beginning capital is defined as beginning GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term instruments at the beginning of the period. The Company’s blended cost of capital is defined as the weighted average of the cost of equity capital and the cost of debt capital. The cost of equity capital is the average ten-year U.S. Treasury Note rate, plus a market risk premium of five percent modified by the Company’s ten-year beta versus the S&P 500 index. The Company’s cost of debt capital is the forward market rate on its outstanding long-term debt.

MVP Program Participation. Participation in the MVP Program, percentage incentive awards and the formula to calculate MVP are recommended by the ERC and approved annually by the independent Directors of the Board for Mr. Michael and by the entire Board for other participants. In 2019, participation in the MVP Program was limited to Messrs. Michael, Kliethermes, Brown, Bryant and Ms. Klobnak. Mr. Brown ceased participation in the MVP Program on July 1, 2019 and Mr. Bryant became a participant on July 1, 2019. The Board has concluded based on the position responsibilities and ongoing assessment of individual performance against operational and financial goals that the senior executive management team (comprised of the CEO, COO, CFO and Sr. Vice President, Operations) is most responsible for the operating and investment decisions and actions that directly impact the creation of long-term shareholder value, and, therefore, should be rewarded with a portion of their incentive compensation being directly and exclusively tied to the creation of MVP.

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MVP Components. As discussed in more detail below, there are two components to the MVP Program. The first component, based on strategic objectives, represents annual compensation. The second component, based on financial objectives, is paid out over time out of amounts credited to a bonus bank, which is at risk of forfeiture based on future performance and as such represents long-term compensation. The component based on financial objectives is also adjusted based on a relative comparison of the Company's five-year growth in book value to that of its Peer Companies. (The Company’s relative growth in book value, in turn, is calculated by comparing its compound annual growth rate (“CAGR”) in GAAP comprehensive earnings over the applicable five-year period to that of its Peer Companies. CAGR in comprehensive earnings is calculated based on publicly disclosed comprehensive earnings of Peer Companies for the five-year period ending at the third quarter of the fifth year.)

MVP Percentage Award. For 2019, each participant in the MVP Program received a MVP incentive award expressed as a percentage of MVP created by the Company in that calendar year. Each year the ERC confirms that the percentage awards remain appropriate by reviewing historical incentive award payouts, projected future payouts and resulting total compensation for MVP Program participants, which in turn, is compared to the performance of the Company necessary to achieve such payouts. The ERC compares the performance of the Company and total compensation of the MVP Program participants with comparable performance metrics and compensation at the Peer Companies.. The MVP percentage award, expressed as a percentage of MVP, for each participant for 2019 was as follows, the same as for 2018: 2.5 percent for Mr. Michael, 1.8 percent for Mr. Kliethermes, 1.0 percent for Mr. Brown, and 1.0 percent for Ms. Klobnak. On June 30, 2019, Mr. Brown retired from his position of Senior Vice President, Chief Financial Officer, and his participation in the MVP Program ended, although he remained eligible for a pro-rated award for service through June 30, 2019. Mr. Bryant was promoted to Vice President, Chief Financial Officer on July 1, 2019 and began participating in the MVP program at 1.0 percent, the same percentage award as his predecessor.  The ERC set the percentage incentive awards for 2019 based on the factors described above and based on the range of expected MVP to be created by the Company in 2019 and the projected incentive awards and incentive payouts that would result.

Individual MVP Award payments during any fiscal year, including payments from amounts credited to a bonus bank in prior years, are capped at $7.5 million under the terms of the RLI Corp. Annual Incentive Compensation Plan. Pursuant to the Annual Incentive Compensation Plan, under which the MVP Program operates, the Board of Directors may exercise discretion to alter MVP Awards based on such objective or subjective criteria it deems appropriate.

ANNUAL COMPENSATION

BASE SALARY

Executive base salaries are targeted to be at the median base salary for comparable positions in the insurance industry, taking into account performance, experience, potential and the level of base salary necessary to attract and retain top executive talent.

In 2019, the ERC set base salary ranges for the CEO, CFO and COO based on publicly available executive compensation data for 2019 from the Peer Companies described on page 38.

At the May 2019 Board meeting, when the annual review of base salaries was conducted by the ERC, Mr. Michael recommended no base salary increase for himself or Mr. Brown due to his upcoming retirement.  Based on an assessment of annual cash compensation levels (base salary and annual incentive payouts from the MVP Program), Mr. Michael recommended a 5.00% increase for Mr. Kliethermes.  In addition, Mr. Michael recommended an increase of 17.86% for Mr. Bryant in anticipation of his promotion to Vice President, Chief Financial Officer, with such amount determined based on compensation received by Mr. Bryant’s predecessor and the Peer Companies.  Mr. Michael also recommended an 8.82% increase for Ms. Klobnak and a 3.03% increase for Mr. Fick in light of the placement of their respective base salaries compared to other similar positions in the insurance industry. The ERC and Board approved Mr. Michael’s recommendations.

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MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — ANNUAL INCENTIVE COMPENSATION COMPONENT

Twenty percent of the preliminary MVP award calculated for each participant is evaluated against annual objectives and an achievement rating of 0 to 100 percent is assigned to that portion of the award. This amount represents the annual compensation component of the MVP Program award (The long-term incentive component of the MVP Program is explained under the section Long-Term Compensation on pages 44-46). For 2019, Messrs. Michael, Kliethermes, Brown, and Bryant and Ms. Klobnak shared five equally weighted annual objectives. These annual performance objectives generally fell within the categories of: the advancement of operational efficiencies through the strengthening of core infrastructure; the improvement of the customer experience; talent development; relative annual financial performance; and growth initiatives. Under each annual objective category, each NEO had a number of underlying pre-established goals against which the NEO’s performance would be assessed to determine whether the NEOs had achieved the annual objectives. The evaluation of an executive’s performance relative to these objectives is inherently subjective, involving a high degree of judgment by the CEO and the Board. The annual objectives are established as difficult stretch goals, requiring superior effort and execution to achieve 100% on all goals.  The annual objectives component of an MVP award will only be paid if objectives are achieved and if positive MVP is created for shareholders. If MVP is positive and annual objectives are achieved, the annual objectives component of the award will be paid annually to provide direct linkage of annual incentive compensation for the achievement of those annual goals. However, if MVP is negative for a year, no MVP award will be made for that year with respect to the annual objectives component.

In 2018 and prior years, Mr. Bryant participated in the MIP discussed immediately below. Under the MIP, annual bonuses are paid out in their entirety, compared to annual bonuses under the MVP Program, which are credited to a bonus bank, with 33 percent of the bonus bank paid out annually. As a transition from participation in MIP to the MVP Program, the ERC agreed that for 2019 and 2020, Mr. Bryant would be paid the greater of the bonus calculated under MIP or the MVP Program. Based on 2019 results, the bonus payable to Mr. Bryant was greater under the MVP Program. For 2019, the Committee evaluated annual objectives and a  91 percent overall achievement factor was applied. The following annual incentive compensation component was paid to each participant under the MVP Program:

Calculation of MVP Program Annual Incentive Award

	(A)	(B)	(C = A x B)	(D = C x 20%)	(E = % Achieved)	(F = D x E)
	2019 MVP	Percentage	2019 Preliminary	20% Annual Component	Achievement	2019 Annual
Participant	Created	Award	MVP Award	Based on Strategic Goals	Rating	Incentive Award
J. Michael	$152,094,000	2.5%	$3,802,350	$760,470	91%	$692,028
C. Kliethermes	$152,094,000	1.8%	$2,737,693	$547,538	91%	$498,260
T. Brown (1)	$86,264,000	1.0%	$862,640	$172,528	91%	$157,000
T. Bryant (1)	$65,830,000	1.0%	$658,300	$131,660	91%	$119,811
J. Klobnak	$152,094,000	1.0%	$1,520,940	$304,188	91%	$276,811

(1)

Messrs. Brown and Bryant participated in the MVP program while each served as CFO during the year and, accordingly, their combined 2019 MVP created equals the amount reported for each other participating NEO.

MANAGEMENT INCENTIVE PROGRAM (MIP)

Participants in the MIP include home office vice presidents, assistant vice presidents and other senior managers. Awards are granted annually and expressed as a percentage of year-end base pay based on targets for three financial goals and annual objectives related to strategic goals. The financial goals are: operating return on equity (“ROE”), combined ratio, and MVP. The annual objectives for 2019 were the same annual objectives for the MVP Program: the advancement of operational efficiencies through the strengthening of core infrastructure; the improvement of the customer experience; talent development; relative annual financial performance; and growth initiatives.  Awards are based on actual results for the financial goals, and achievement of annual goals as discussed above in relation to the MVP Program.

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ROE and combined ratio are used as financial goals to provide an incentive to increase annual profitability. ROE is a ratio calculated as our operating earnings divided by our beginning equity adjusted for capital transactions such as share repurchases and special dividends. Operating earnings, in turn, are our net earnings minus realized investment gains or losses net of tax. Combined ratio is an expense measure and is calculated as the sum of our incurred losses and settlement expenses plus our policy acquisition costs and operating expenses, divided by our net premiums earned. The difference between the combined ratio and 100 reflects the per-dollar rate of underwriting income or loss. MVP is used as a financial goal as a proxy for shareholder value creation and is explained on page 40.

Actual awards for a year are paid in the first quarter of the following year. The ERC approves award levels for MIP participants at the vice president level, who are designated as executive officers under Section 16 of the Exchange Act. Mr. Michael approves award levels for other MIP participants.

For 2019, Mr. Michael recommended, and the ERC approved, a MIP maximum annual incentive opportunity for Mr. Fick of 90 percent of his year-end base salary, 67.5 percent of which was based on the achievement of financial goals of MVP, ROE and combined ratio and 22.5 percent of which was based on the annual objectives.

Mr. Michael also recommended, and the ERC approved a MIP maximum annual incentive opportunity for Mr. Bryant a prorated amount equal to 1) 75 percent of his base salary while serving as Vice President and Controller where 56.25 percent of which was based on the achievement of financials goals of MVP, ROE, and combined ratio and 18.75 percent of which was based on strategic initiatives and 2) 90 percent of his base salary while serving as Vice President, Chief Financial Officer where 67.5 percent of which was based on achievement of financials goals of MVP, ROE, and combined ratio and 22.5 percent of which was based on strategic initiatives. As discussed above, as a transition for 2019, Mr. Bryant was paid the greater of the bonus calculated under the MVP Program and MIP.  Because the bonus calculated under the MVP Program was greater, he was paid a bonus for 2019 under the MVP Program, and no bonus was paid to him under the MIP.

Targets levels and corresponding achievement levels for actual results for financial goals are measured according to the following schedules.

MIP Maximum – Fick; Bryant for partial year

	Payout Range
Management Incentive Plan Goals	0% Payout	100% Payout	Bonus Opportunity
STRATEGIC GOALS
Annual Objectives	0% achievement	100% achievement	22.50%
FINANCIAL GOALS
Combined Ratio	100%	85%	22.50%
Operating Return on Equity (ROE)	7%	16%	22.50%
Market Value Potential (MVP)	$0	$100M	22.50%
			MAXIMUM BONUS
			90.00%
MIP Maximum – Bryant for partial year

	Payout Range
Management Incentive Plan Goals	0% Payout	100% Payout	Bonus Opportunity
STRATEGIC GOALS
Annual Objectives	0% achievement	100% achievement	18.75%
FINANCIAL GOALS
Combined Ratio	100%	85%	18.75%
Operating Return on Equity (ROE)	7%	16%	18.75%
Market Value Potential (MVP)	$0	$100M	18.75%
			MAXIMUM BONUS
			75.00%

RLI Corp. 2020 Proxy Statement    |    41

In 2019, the following MIP awards were calculated based on the corresponding actual results with respect to financial goals and an aggregate 91% achievement of annual objectives based upon an assessment by senior management of achievement of each annual objective:

2019 MIP Award
Participant	MIP Level %	Actual ROE %	Bonus %	Actual MVP	Bonus %	Actual Combined Ratio	Bonus %	Actual Strategy Scorecard %	Bonus %	Total MIP %	Total MIP Bonus
Todd W. Bryant	90.00	14.4	18.500	$152.1M	22.500	91.9	12.150	91.0	20.475	73.625	$ 222,883
	75.00	14.4	15.417	$152.1M	18.750	91.9	10.125	91.0	17.063	61.355
Jeffrey D. Fick	90.00	14.4	18.500	$152.1M	22.500	91.9	12.150	91.0	20.475	73.625	$ 250,325

LONG-TERM COMPENSATION

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — LONG-TERM INCENTIVE COMPENSATION COMPONENT AND FORFEITURE PROVISION (CLAWBACK)

The MVP Program is described on pages 40-41. Eighty percent of the preliminary MVP award calculated under that program (which will be positive if MVP is positive or negative if MVP is negative) is subject to an assessment of Company performance compared to Peer Companies (the “financial component”). This represents the long-term component of the MVP award. The financial component of a preliminary award will be adjusted in a range from a 20 percent reduction (minimum) to a 25 percent increase (maximum) based on the Company’s long-term performance relative to Peer Companies measured by five-year growth in book value per share. The Company’s relative growth in book value is calculated by comparing its CAGR in GAAP comprehensive earnings over the applicable five-year period to that of its Peer Companies. CAGR in comprehensive earnings is calculated based on publicly disclosed comprehensive earnings of Peer Companies for the five-year period ending at the third quarter of the fifth year. The adjustment to the financial component is made according to the following schedule:

Adjustment of Preliminary Financial Award Based on RLI’s Relative Five-Year Book Value per Share Growth
Relative Performance	Adjustment
90th percentile of peers or greater	125% (maximum)
60th percentile of peers	100% (target)
33rd percentile of peers or less	80% (minimum)
Results between the stated values for relative performance will be interpolated to determine the achievement rating.

As noted above, the Company must perform at the 60th percentile, above the median of long-term performance of Peer Companies, in order for 100 percent of the long-term financial component of an MVP award otherwise earned to be made.

The financial component of an MVP award earned is not immediately paid to participants; rather it is credited (if positive) or charged (if negative) to each participant’s long-term bonus bank. A bonus bank, in turn, may be positive or negative based on prior year results. The bonus bank is paid annually at a rate of 33 percent of a positive bank balance, meaning that it will take more than 10 years to completely pay out an incentive award for a given year deposited into a bonus bank.

Until paid out, all amounts in the MVP Program bonus bank are subject to a risk of forfeiture if future financial performance results in a negative MVP calculation. In other words, negative MVP charged to a bonus bank will reduce a positive balance in that bonus bank, effectively causing a forfeiture of such positive balance. If a bonus bank is negative after the financial

42    |    RLI Corp. 2020 Proxy Statement

component of an MVP award is credited or charged to a bonus bank, no award will be paid from the bank until it is positive as a result of future positive amounts credited to the bank. The forfeiture provision in the MVP Program bonus bank in the event of negative MVP, in effect, operates as a clawback for negative shareholder results by reducing the amount payable from the bonus bank when the Company has negative MVP.

The Company’s MVP in 2019 was $152.1 million compared to MVP of $12.1 million in 2018. The following table shows the manner in which 2019 annual and long-term MVP award payouts and remaining at-risk bank balances were calculated for Messrs. Michael, Kliethermes, Brown, Bryant, and Ms. Klobnak.

2019 MVP Program Incentive Awards and Payouts

Annual Objectives Achieved	91.0%
Peer Company Adjustment Factor	125%
	(A)	(A)[1]	(A)[2]
2019 MVP Achieved (after tax)	$152,094,000	$ 86,264,000	$ 65,830,000

(1)	Mr. Brown‘s MVP Award was calculated based on MVP achieved from the period of 1/1/2019 through 06/30/2019.
(2)	Mr. Bryant’s MVP Award was calculated based on MVP achieved from the period of 7/1/2019 through 12/31/19.

Formula for
2019 MVP Award:	(B)	(C = A x B)	(D = C x 20%)	(E = D x % Achieved)	(F = C x 80%)	(G = F x Peer Factor)
			Annual	Annual		Financial
		Preliminary	Objectives	Objectives	Financial	Award
Participant	MVP %	MVP Award ($)	Component ($)	Award ($)	Component ($)	($)
Jonathan E. Michael	2.5%	3,802,350	760,470	692,028	3,041,880	3,802,350
Craig W. Kliethermes	1.8%	2,737,693	547,538	498,260	2,190,154	2,737,693
Thomas L. Brown	1.0%	862,640	172,528	157,000	690,112	862,640
Todd W. Bryant	1.0%	658,300	131,660	119,811	526,640	658,300
Jennifer L. Klobnak	1.0%	1,520,940	304,188	276,811	1,216,752	1,520,940

Formula for 2019
Payout from MVP Bank:	(H)	(G)(from above)	(I = G + H)	(J = I x 33%)	(K = I - J)
	Beginning Bank	2019 Award	Total Pre-payout	Payout	Remaining
Participant	Balance ($)(1)	Credited to Bank ($)	Balance ($)	of Bank ($)	At-Risk Bank
Jonathan E. Michael	3,505,507	3,802,350	7,307,857	2,411,593	4,896,264
Craig W. Kliethermes	1,851,599	2,737,693	4,589,292	1,514,466	3,074,826
Thomas L. Brown	1,224,372	862,640	2,087,012	N/A (2)	2,087,012
Todd W. Bryant	0	658,300	658,300	217,239	441,061
Jennifer L. Klobnak	489,068	1,520,940	2,010,008	663,303	1,346,705

Formula for Total
2019 MVP Payout:		(E)(from above)
	(J)(from above)	Payout of 2019	(L = J + E)
	Payout	Annual Objectives	Total 2019
Participant	of Bank ($)	Component ($)	Payout ($)
Jonathan E. Michael	2,411,593	692,028	3,103,621
Craig W. Kliethermes	1,514,466	498,260	2,012,726
Thomas L. Brown	N/A (2)	157,000	157,000
Todd W. Bryant	217,239	119,811	337,050
Jennifer L. Klobnak	663,303	276,811	940,114

(1)

Under the terms of the MVP Program, interest at the three-year U.S. Government Treasury Note rate (2.46 percent) was accrued on the unpaid bonus bank balance on December 31, 2019. The following interest was accrued to the December 31, 2019 bonus bank balance as follows: Mr. Michael, $84,165; Mr. Kliethermes, $44,456; Mr. Brown, $29,396; and Ms. Klobnak $11,742. No interest was accrued for Mr. Bryant, as he was a new participant in 2019.

(2)

Mr. Brown retired as the Company’s CFO on June 30, 2019. At the Company’s request, he continued to serve as Vice President, Finance until his retirement on December 31, 2019 in order to advise the Company with respect to

RLI Corp. 2020 Proxy Statement    |    43

the RFP process for the Company’s independent auditor and to support the transition of Mr. Bryant to the CFO role.  Mr. Brown was awarded a pro-rata MVP Bonus based on MVP created in the first six months of 2019 and his MVP Bonus Bank was vested and frozen as of June 30, 2019.  Interest was calculated on his January 1, 2019 beginning bank balance of $1,194,976 at the three-year Treasury Note rate of 2.46 percent through his retirement date of December 31, 2019. Mr. Brown’s Bonus Bank balance on the date of his retirement will be paid to him in a quarterly annuity with interest accrued at the five-year Treasury Note rate of 1.69 percent.  The quarterly annuity amount of $301,950 will commence in July 2020 and continue until July 2021, when he reaches age 65. The annual objectives component of his MVP Award is paid in the first quarter of the following year when other Company bonuses are paid. In addition, Mr. Brown received a lump sum bonus of $125,000 in consideration of his time served as Vice President, Finance, for the last six months in 2019.

LONG-TERM INCENTIVE PLAN

The Company has a long-term incentive plan that covers our award of equity/stock-based compensation to participants, the 2015 Long-Term Incentive Plan (“LTIP”). Michael, Kliethermes, Bryant, Fick, and Ms. Klobnak have outstanding stock option awards under the LTIP, described immediately below.

The purpose of our LTIP is to promote the interests of the Company and its shareholders by providing key personnel of the Company with an opportunity to acquire an equity interest in the Company and rewarding them for achieving or exceeding the Company’s performance goals. The grant of equity awards, the value of which is related to the value of the Company’s Common Stock, aligns the interests of the Company’s executive officers with that of the shareholders. The ERC believes this arrangement develops a strong incentive for Company executives to put forth maximum effort for the continued creation of shareholder value and long-term growth of the Company.

Under the Company’s LTIP, certain employees, officers and Directors of the Company are eligible to receive equity awards in a variety of forms including non-qualified stock options, stock appreciation rights, performance units, restricted stock awards and other equity awards. All executives at the Company are required to own a significant level of Company stock, stated as a multiple of base salary. Equity grants provide a means for executives to meet their ownership requirement. As explained further on page 48, executives are required to hold all net shares from an equity grant until their stock ownership level is met.

The ERC believes equity awards serve as incentives to executives to maximize long-term growth and profitability of the Company, an arrangement that benefits both the executives and shareholders. Equity awards also provide a means to attract and retain key employees. The ERC establishes and recommends to the independent Directors of the Board the annual equity award for Mr. Michael, which is established based on a review of long-term incentive compensation of CEO positions among the Peer Companies described above, an assessment of his performance and initiatives underway and a comparison of his equity awards compared to awards to other executives. A target range of the value of annual equity awards, expressed as a percentage of base salary based on Peer Company comparisons and executive compensation benchmarking surveys has been established for all other Company executives.

In 2019, the Company awarded long-term incentives in the form of non-qualified stock option grants to the NEOs in amounts recommended by the ERC and approved by the Board of Directors (independent Directors with respect to Mr. Michael’s award). Grant amounts in 2019 were based upon market data, year-to-date company performance, company stock price performance in 2018 and 2019, and executive retention considerations, The ERC believes that non-qualified stock options provide an effective form of performance-based compensation to align the interests of NEOs and shareholders. In reaching that conclusion, the ERC considered the following: stock options provide more leverage than equity awards such as restricted stock; are directly aligned with shareholder interests since they provide rewards only with share price appreciation; and, are understood and supported by recipients.

44    |    RLI Corp. 2020 Proxy Statement

The Company targets long-term incentives at approximately the median of competitive market data. Mr. Michael recommends to the ERC proposed long-term incentive awards within the target range for each executive officer based on the executive officer’s position and a subjective assessment of the executive officer’s individual performance and anticipated future contributions to the Company. The ERC considers Mr. Michael’s recommendations and then approves and recommends stock option awards to the Board for approval. Options expire eight years after grant.

Stock options vest over five years at the rate of 20 percent per year, or upon termination of employment due to the death, disability, or qualified retirement of the recipient. Upon termination of employment (other than due to death, disability, or retirement), vested options must be exercised within the earlier of 90 days of termination or expiration of the option award, except that options are forfeited in the event the employment of an option recipient is terminated for cause.

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

The Company’s ESOP offers another performance-based means of retaining and motivating employees, including executive officers, who work 1,000 or more hours per year, by offering ownership in the Company on a long-term basis. The Board may approve an annual contribution to the ESOP based on the profitability of the Company that is used by the ESOP to purchase Common Stock on behalf of participating employees, including executive officers. For 2019, the ERC recommended and the Board approved a discretionary profit sharing contribution to the ESOP of 8.2 percent of participants’ eligible compensation. In addition, plan forfeitures equal to 0.150 percent of eligible compensation were added to all participants’ accounts.

401(K) PLAN

The Company sponsors a 401(k) Plan in which all employees, including executive officers, scheduled to work 1,000 or more hours per year, are entitled to participate. All participants receive a “safe harbor” annual contribution by the Company to their 401(k) accounts of three percent of eligible compensation. The Board may also approve discretionary profit sharing contributions to the 401(k) Plan. For 2019,  in addition to the safe harbor three percent annual contribution, the ERC recommended and the Board approved a discretionary profit sharing contribution to the 401(k) of 5.2 percent of participants’ eligible compensation and plan forfeitures equal to 0.046 percent of eligible compensation were added to all participants’ accounts.

DEFERRED COMPENSATION PLAN (DEFERRED PLAN)

Under the Company’s Deferred Plan, an executive officer may elect to defer up to 100 percent of total cash compensation after payroll deductions. Upon an election by an executive officer to defer compensation (a “Participant”), the Company allocates to the Participant RLI stock credits equal to the number of shares that could be purchased with the amount deferred. Additional RLI stock credits are allocated to a Participant’s account equal to shares of RLI stock that could be purchased with dividends paid on RLI stock credited to a Participant’s account. The Company transfers cash equal to the amount deferred to a bank trustee under an irrevocable trust established by the Company, and the trustee purchases a number of shares of Common Stock of the Company representing an amount equal to the compensation deferred by the Participant. Dividends paid on the shares in such trust are used by the trustee to purchase additional shares of Common Stock of the Company, which are placed in the trust. The trust is considered a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Deferred Plan generally provides that the shares credited to the Participant’s account will be transferred to the Participant upon termination of employment over five years. Messrs. Michael, Kliethermes, Brown, Bryant, Fick, and Ms. Klobnak did not elect to defer any income for 2019. Messrs. Michael, Kliethermes, and Brown have deferred income under the Deferred Plan in prior years.

RLI Corp. 2020 Proxy Statement    |    45

KEY EMPLOYEE EXCESS BENEFIT PLAN (KEY PLAN)

The purpose of the Key Plan is to restore benefits lost to certain executive officers under the ESOP and 401(k) Plan due to limitations on benefits contained in the Internal Revenue Code (a “Key Participant”). The Company determines the benefits the Key Participant would have earned in the 401(k) and ESOP but for the limitation in the Internal Revenue Code on the maximum compensation on which those benefits may be calculated, and then transfers such amount to a bank trustee under an irrevocable trust established by the Company. The trustee then purchases a number of shares of RLI stock having a value equal to the amount contributed to the trust. The trust is considered a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Key Plan generally provides that dividends are credited to the Key Participant’s account and reinvested in shares of Common Stock of the Company held in the Rabbi Trust. The shares credited to the Key Participant’s account pursuant to the Key Plan will be paid upon termination of employment in five annual installments. Mr. Michael ceased active participation in the Key Plan in 2005. Dividends on his shares under the Key Plan continue to be credited to his account in the Key Plan. No other employee participates or has participated in the Key Plan, which is now frozen.

STOCK OWNERSHIP/RETENTION GUIDELINE

It is the Company’s belief that key executives should hold significant amounts of Company stock. The value of all shares owned or vested, including: those held outright; those in benefit plans; and the value of in-the-money vested stock options, must equal or exceed a multiple of their annual base salary, as shown below:

Position	$ Value of Shares
CEO	6.0	x	Base Salary
COO	4.0	x	Base Salary
CFO; Executive VP	3.0	x	Base Salary
Senior Vice President	2.0	x	Base Salary
Vice President	1.5	x	Base Salary

Executives to whom this Guideline applies are encouraged to reach their respective stock ownership level within five years of the date on which an individual assumes an executive position covered by this Guideline. Until an executive reaches the required ownership level, all net shares obtained from the exercise of stock options or other long-term incentive awards must be retained and may not be sold. The ERC reviews the progress of executives, to whom the Guideline applies, toward their stock ownership goal each year. As of December 31, 2019, all continuing NEOs have met their respective stock ownership goals.

The Company prohibits NEOs from using financial instrument to reduce the risk of holding company stock (hedging), or from using Company shares for margin trading or collateral purpose.  Refer to our “Hedging and Pledging Policy” on pages 23-24 for further details.

EXECUTIVE COMPENSATION

2019 SUMMARY COMPENSATION TABLE

The aggregate compensation earned from the Company and its subsidiaries during the last fiscal year is set forth below for the Company’s President & CEO; all individuals who served as Chief Financial Officer during the year; and the other three most highly compensated executive officers, referred to herein collectively as NEOs. None of the NEOs have an employment contract with the Company.

46    |    RLI Corp. 2020 Proxy Statement

The key elements of compensation presented in the summary compensation table include base salary (column c); payouts under annual incentive programs (column g); and stock option awards (column f). Amounts reflected in the column titled “Non-Equity Incentive Plan” for Messrs. Michael, Kliethermes, Brown and Ms. Klobnak reflect payouts from each of their respective MVP Program bonus bank accounts of amounts earned in prior years based on financial performance of the Company in those years. The amount reflected for Mr. Bryant is reflective of 2019 only since he became a participant in MVP in 2019. As described in detail on pages 44-45, payouts under the long-term component of the MVP Program are reflective of amounts earned in prior years, which are banked and paid out over a period of time of up to 10 years.

							Change In Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and			Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)	($)(1)	($)	($)(2)	($)(3)	Earnings ($)	($)(4)(5)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jonathan E. Michael	2019	775,000	0	0	682,063	3,103,621	–	103,314	4,663,998
President & Chief Executive Officer	2018	775,000	0	0	629,101	1,739,069	–	69,824	3,212,994
	2017	775,000	0	0	441,938	2,683,400	–	89,413	3,989,751

Craig W. Kliethermes	2019	515,673	0	0	477,750	2,012,726	–	63,179	3,069,328
President & Chief Operating Officer of the	2018	490,385	0	0	412,400	928,914	–	29,550	1,861,249
Company’s principal insurance subsidiaries	2017	475,000	0	0	332,220	1,459,006	–	38,214	2,304,440

Thomas L. Brown	2019	435,000	125,000	0	0	157,000		70,360	787,360
Sr. Vice President, Chief Financial Officer	2018	431,154	0	0	309,300	610,142	–	28,260	1,378,856
	2017	425,000	0	0	253,120	948,247	–	43,458	1,669,825

Todd W. Bryant	2019	308,808	0	0	157,801	337,050	–	63,179	866,838
Vice President, Chief Financial Officer

Jennifer L. Klobnak	2019	358,808	0	0	273,000	940,114	–	63,179	1,635,101
Sr. Vice President, Operations of the	2018	334,231	0	0	206,200	256,673	–	25,490	822,594
principal insurance subsidiaries	2017	319,231	0	0	174,020	430,927	–	36,568	960,746

Jeffrey D. Fick	2019	336,269	0	0	204,750	250,325	–	63,179	854,523
Sr. Vice President, Chief Legal Officer	2018	326,154	0	0	154,650	131,561	–	27,745	640,110
	2017	314,231	0	0	142,380	181,682	–	38,745	677,038

(1)

Mr. Brown retired as CFO on June 30, 2019.  As an inducement for Mr. Brown to continue his employment until year-end 2019 to assist in the Company’s evaluation and selection of an independent public auditor and to support the transition of Todd Bryant into the CFO role, the Company agreed to pay him a lump sum bonus of $125,000.

(2)

The amounts shown in column (f) reflect the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2019, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2020.

(3)

The amount shown in column (g) for Messrs. Michael, Kliethermes, Brown, Bryant (2019 only), and Ms. Klobnak reflects the cash awards paid under the MVP Program, which is discussed in further detail on pages 40-41, and includes the annual award payout under the MVP Program and long-term payout reflecting 33 percent of their respective bonus bank balances. The bank balance, in turn, includes amounts credited to their bonus banks for 2019.  The amount reflected in column (g) for Mr. Fick reflects the cash award paid under the MIP, which is discussed in further detail on pages 42-  44.

(4)	The amounts shown in column (i) include:

a.	A Company contribution to the ESOP of $23,381 for 2019 for each of the then-serving NEOs.

b.	A Company contribution to the 401(k) Plan of $23,088 for 2019 for each of the then-serving NEOs.

RLI Corp. 2020 Proxy Statement    |    47

c.

The amounts reflected in this column represent the maximum amount expended on an individual annual executive physical examination for an NEO. The maximum amount is used for all NEOs to ensure that no protected health-related information is disclosed.

d.	The proportionate amounts of travel accident insurance provided for all Company management at the assistant vice president level and above.

e.	For Mr. Brown the value of a retirement gift of $4,000 and associated income tax gross-ups of $3,181.

(5)

Messrs. Michael and Kliethermes were authorized by the Board to use the Company’s fractionally-owned aircraft for personal use in 2019, at an hourly rate established from time to time by the Board, with personal hours flown limited such that the net hourly charges to the Company (the variable hourly rate paid by the Company less the hourly rate paid to the Company by Messrs. Michael and Kliethermes) are equal to or less than 6.5 percent of their respective base salaries, a maximum for Mr. Michael of $48,050, and for Mr. Kliethermes of $34,125.  From January 1, 2019 until August 31, 2019, the hourly rate was set at $1,800 per hour. The hourly rate beginning September 1, 2019 was set at $2,000 per hour. Mr. Kliethermes did not use this benefit in 2019. The amounts included in the All Other Compensation column for Mr. Michael reflect the difference between the Company’s hourly variable operating costs, less the hourly rates paid by them, for all personal hours flown as reflected in column (e) in the following table:

		(a)	(b)	(c)	(d = b - c)	(e = a x d)
	Year	Personal hours flown	Company variable operating cost per hour flown	Hourly rate charged for personal hours flown	Aggregate incremental cost to Company per personal hour flown	Total aggregate incremental cost to Company for all personal hours flown in year
Jonathan E. Michael	9/1 - 12/31/2019	15.4	$ 3,480	$ 2,000	$ 1,480	$ 37,047
	1/1 - 8/31/2019	8.4	$ 3,497	$ 1,800	$ 1,697
Craig W. Kliethermes	9/1 - 12/31/2019	0	N/A	N/A	N/A	N/A
	1/1 - 8/31/2019	0	N/A	N/A	N/A

(6)

In 1996, when the Company acquired an equity ownership interest in Maui Jim, Inc. (“Maui Jim”) Mr. Michael was elected to the Board of Directors of Maui Jim, a position he continues to hold. Mr. Michael was paid an initial board of director retainer in the form of 20,000 non-qualified options to purchase shares of Maui Jim stock and was paid a director fee of $1,500 for each of the nine Maui Jim board meetings held from December 1996 through February 2002. Mr. Michael elected to be paid his entire Maui Jim Director fees in the form of non-qualified options to purchase shares of Maui Jim stock valued pursuant to an annual appraisal, which election was available to members of the Maui Jim Board of Directors who were not Maui Jim employees. After February 2002, no further director fees were paid to Mr. Michael for his service as a Director of Maui Jim. Mr. Michael exercised all of his options to purchase 67,878 Maui Jim shares in 2003. Mr. Michael paid cash for such shares and incurred an income tax liability on the gain at the time of exercise. Mr. Michael received a dividend of $67,878 in 2019 and $50,909 in 2018 on his shares of Maui Jim stock. Maui Jim paid no dividend in 2017. The amounts reflected in column (i) do not include dividends paid to Mr. Michael on the Maui Jim stock in 2019 and 2018.

48    |    RLI Corp. 2020 Proxy Statement

2019 Grants of Plan-Based Awards

The following table sets forth information about estimated possible payouts under non-equity incentive plan awards, which consist of potential payouts under the long-term component of the MVP Program for Messrs. Michael, Kliethermes, Brown, Bryant and Ms. Klobnak and under the MIP for Mr. Fick. The table also shows information regarding grants of stock options made to the NEOs under the LTIP.

					All Other	Exercise
					Option Awards:	or Base	Grant Date
		Estimated Possible Payouts Under			Number of	Price of	Fair Value
		Non-Equity Incentive Plan Awards			Securities	Option	of Stock
					Underlying	Awards	and Option
Name	Grant Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Options (#)(4)	($/Sh)	Awards($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jonathan E. Michael	02/01/19				13,750	66.16	156,063
	05/02/19				12,500	82.66	170,625
	08/01/19				12,500	89.47	171,125
	11/01/19				12,500	96.32	184,250
	N/A	—	1,739,069	7,500,000
Craig W. Kliethermes	05/02/19				35,000	82.66	477,750
	N/A	—	928,914	7,500,000
Thomas L. Brown	N/A				0	N/A	0
	N/A	—	610,142	7,500,000
Todd W. Bryant	05/02/19				3,750	82.66	51,188
	08/01/19				3,750	89.47	51,338
	11/01/19				3,750	96.32	55,275
	N/A	—	(MVP) 61,565	7,500,000
	N/A		(MIP) 198,000	297,000
Jennifer L. Klobnak	05/02/19				20,000	82.66	273,000
	N/A	—	256,673	7,500,000
Jeffrey D. Fick	05/02/19				15,000	82.66	204,750
	N/A	—	204,000	306,000

(1)

The MVP Program applicable to Messrs. Michael, Kliethermes, Brown, Bryant and Ms. Klobnak discussed in further detail on pages 40-41, does not provide for a minimum threshold award level. Mr. Fick participates in the MIP and the amounts shown in column (c) represent the minimum award under the MIP, discussed in further detail on pages 42-44, which is equal to zero if strategic objectives and financial goals are not met.

(2)

The MVP Program applicable to Messrs. Michael, Kliethermes, Brown and Ms. Klobnak does not provide for a target award. The amounts shown in column (d) are their respective 2018 MVP Program payouts for 2018 performance, which are shown as representative amounts for a target MVP Program award for 2019. For Mr. Bryant  the amount in column (d) reflects both a target award under MIP, which is equal to 60 percent of his annual base salary rate at year-end, and the amount he would have received as a payout if he had participated in the MVP Program in 2018 as a first year participant with a 1% MVP Percentage Award.  For Mr. Fick, the amount in column (d) represents his target award under MIP, which is equal to 60 percent of his annual base salary rate at year-end.

(3)

The amounts shown in column (e) for Messrs. Michael, Kliethermes, Brown, Bryant, and Ms. Klobnak reflect the maximum incentive award permitted under the RLI Corp. Annual Incentive Compensation Plan approved by shareholders in 2016 and amended in 2018, which governs the MVP Program. For Mr. Bryant the amount in column (e) reflects both the maximum incentive award under MIP, which is equal to 60 percent of his annual base salary rate at year-end, and the amount he would have received as a payout if he had participated in the MVP Program in 2018 as a first year participant with a 1% MVP Percentage Award.   For Mr. Fick, the amount shown under column (e) represents his maximum award under MIP which is equal to 90 percent of his annual base salary at year-end.

(4)

Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20 percent increments. Options expire on the eighth anniversary of the grant date. The 2019 grants were granted pursuant to the 2015 LTIP. The stock option grants vest upon the death or the termination of employment of a stock option recipient due to disability or retirement. Retirement is defined as termination of employment of an employee with

RLI Corp. 2020 Proxy Statement    |    49

combined age and years of service of 75 or greater. Under FASB ASC Topic 718, option awards to recipients who are current employees, but who qualify for retirement upon departure from the Company, must be expensed at the time of grant, rather than over the five-year vesting period. Because Messrs. Michael’s and Bryant’s age and years of service exceeded 75, the ERC decided to grant option awards to Messrs. Michael and Bryant on a quarterly basis to avoid a disproportionate expense in the quarter of grant if the option award was made in a single annual grant.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

The following table sets forth information with respect to the NEOs regarding the outstanding stock option awards as of December 31, 2019.

		Option Awards
		Number of	Number of	Equity Incentive Plan Awards:
		Securities Underlying	Securities Underlying	Number of Securities		Option
		Unexercised Options (#)	Unexercised Options (#)	Underlying Unexercised	Option	Expiration
Name	Grant Date	Exercisable(1)	Unexercisable(1)	Unearned Options (#)	Exercise Price	Date
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Jonathan E. Michael	11/03/14	3,000	0		44.26	11/03/22
	02/02/15	0	3,000		46.82	02/02/23
	05/07/15	0	2,000		47.61	05/07/23
	08/03/15	2,000	2,000		54.14	08/03/23
	11/02/15	2,000	2,000		59.04	11/02/23
	02/01/16	6,000	4,000		61.27	02/01/24
	05/05/16	5,250	3,500		64.09	05/05/24
	08/01/16	5,250	3,500		68.66	08/01/24
	11/01/16	5,250	3,500		54.81	11/01/24
	02/01/16	3,500	5,250		59.77	02/01/25
	05/04/17	6,000	9,000		56.71	05/04/25
	08/01/17	6,000	9,000		58.01	08/01/25
	11/01/17	6,000	9,000		58.73	11/01/25
	02/01/18	3,000	12,000		64.42	02/01/26
	05/03/18	2,750	11,000		63.14	05/03/26
	08/01/18	2,750	11,000		75.59	08/01/26
	11/01/18	2,750	11,000		72.75	11/01/26
	02/01/19	0	13,750		66.16	02/01/27
	05/02/19	0	12,500		82.66	05/02/27
	08/01/19	0	12,500		89.47	08/01/27
	11/01/19	0	12,500		96.32	11/01/27
Craig W. Kliethermes	05/07/15	0	8,000		47.61	05/07/23
	05/05/16	18,000	12,000		64.09	05/05/24
	05/04/17	0	25,200		56.71	05/04/25
	05/03/18	8,000	32,000		63.14	05/03/26
	05/02/19	0	35,000		82.66	05/02/27
Thomas L. Brown		0	0		N/A	N/A
Todd W. Bryant	05/07/15	0	2,400		47.61	05/07/23
	05/05/16	5,400	3,600		64.09	05/05/24
	05/04/17	4,400	6,600		56.71	05/04/25
	05/03/18	1,800	7,200		63.14	05/03/26
	05/02/19	0	3,750		82.66	05/02/27
	08/01/19	0	3,750		89.47	08/01/27
	11/01/19	0	3,750		96.32	11/01/27
Jennifer L. Klobnak	05/07/15	12,000	3,000		47.61	05/07/23
	05/05/16	6,600	4,400		64.09	05/05/24
	05/04/17	8,800	13,200		56.71	05/04/25
	05/03/18	4,000	16,000		63.14	05/03/26
	05/02/19	0	20,000		82.66	05/02/27
Jeffrey D. Fick	05/07/15	0	2,700		47.61	05/07/23
	05/05/16	2,000	4,000		64.09	05/05/24
	05/04/17	0	10,800		56.71	05/04/25
	05/03/18	3,000	12,000		63.14	05/03/26
	05/02/19	0	15,000		82.66	05/02/27

(1)	Options vest 20 percent per year over five years and expire on the eighth anniversary of the grant date.

50    |    RLI Corp. 2020 Proxy Statement

2019 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the NEOs regarding the exercise of options during the last fiscal year (2019). Value realized on exercise is the excess of the fair market value of the underlying stock on the exercise date over the exercise price under the option.

	Option Awards
	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)
(a)	(b)	(c)
Jonathan E. Michael	58,000	2,180,100
Craig W. Kliethermes	32,400	1,206,496
Thomas L. Brown	44,600	1,164,100
Todd W. Bryant	4,800	196,992
Jennifer L. Klobnak	9,000	424,170
Jeffrey D. Fick	16,600	450,268

2019 NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information on the non-qualified deferred compensation for the NEOs in 2019. The Company does not make contributions to the deferred compensation plan.

	Executive Contributions	Aggregate Earnings	Aggregate Balance
	in Last FY	in Last FY	at Last FYE
Name	($)	($)(1)(2)(3)	($)
(a)	(b)	(c)	(d)
Jonathan E. Michael
Deferred Plan	0	1,240,784	4,964,243
Key Plan	0	3,074,501	12,300,619
Craig W. Kliethermes	0	443,425	1,773,934
Thomas L. Brown	0	168,329	673,350
Todd W. Bryant	0	0	0
Jennifer L. Klobnak	0	0	0
Jeffrey D. Fick	0	0	0

(1)

The amounts shown in column (c) for Mr. Michael reflect the dividends paid on, and change in the value of, Company shares held in his accounts under the Deferred Plan, which is described in further detail on page 47, and the Key Plan, which is described in further detail on page 48. Dividends paid on shares held with respect to the Deferred Plan and Key Plan are also deferred and are used to purchase additional shares held with respect to those plans. Mr. Michael did not participate in the Deferred Plan in 2017, 2018 or 2019, and no contributions were made on his behalf under the Key Plan in 2017, 2018 or 2019. The amounts shown in column (c) were not included in amounts shown in the 2019 Summary Compensation Table for Mr. Michael. Amounts deferred by Mr. Michael in previous years and contributions on his behalf under the Key Plan in previous years were included in the Summary Compensation Table in the year of such deferrals or contributions.

(2)

The amounts shown for Messrs. Kliethermes and Brown in column (c) reflect the dividends paid on, and change in the value of, the Company shares held in their respective accounts under the Deferred Plan, which is described in further detail on page 47. Dividends paid on shares held in the Deferred Plan are also deferred and are used to purchase additional shares held in the Plan. The amounts shown in column (c) were not included in amounts shown in the 2019 Summary Compensation Table for Messrs. Kliethermes and Brown. Amounts deferred in previous years were included in the Summary Compensation Table in the year of such deferrals.

(3)	Messrs. Bryant, Fick, and Ms. Klobnak have not participated in the Deferred Plan in any prior years.

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ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

The following table shows potential amounts payable to each NEO had their employment terminated on December 31, 2019 based on the following scenarios: departure other than death, disability, or retirement; departure from death, disability, or retirement; for cause; and change in control. Mr. Brown’s employment did end on December 31, 2019.

Post Termination Compensation

	Termination of
Name	Employment Scenarios	MVP/MIP ($)	LTIP ($)	Total ($)
Jonathan E. Michael (1)(2)	Departure Other Than Death, Disability, or Retirement	N/A	N/A	N/A
	Departure From Death, Disability, or Retirement	7,999,885	4,958,778	12,958,663
	For Cause	0	0	—
	Change in Control	7,999,885	4,958,778	12,958,663
Craig W. Kliethermes (2)	Departure Other Than Death, Disability, or Retirement	0	681,780	681,780
	Departure From Death, Disability, or Retirement	5,087,552	3,289,392	8,376,944
	For Cause	0	0	—
	Change in Control	5,087,552	3,289,392	8,376,944
Thomas L. Brown (2)(3)	Departure From Death, Disability, or Retirement	2,369,012	0	2,369,012
Todd W. Bryant (1)	Departure Other Than Death, Disability, or Retirement	N/A	N/A	N/A
	Departure From Death, Disability, or Retirement	778,011	1,030,905	1,808,916
	For Cause	0	0	0
	Change in Control	778,011	1,030,905	1,808,916
Jennifer L. Klobnak	Departure Other Than Death, Disability, or Retirement	0	1,080,706	1,080,706
	Departure From Death, Disability, or Retirement	2,286,819	2,339,000	4,625,819
	For Cause	0	0	0
	Change in Control	2,286,819	2,339,000	4,625,819
Jeffrey D. Fick	Departure Other Than Death, Disability, or Retirement	250,325	132,500	382,825
	Departure From Death, Disability, or Retirement	250,325	1,143,435	1,393,760
	For Cause	0	0	0
	Change in Control	250,325	1,143,435	1,393,760

(1)

Messrs. Michael and Bryant have met the requisite age and years of service to qualify for retirement upon their departure from the Company, meaning any departure, other than termination for cause, would meet the definition of “retirement.”

(2)

Each NEO participating in a Company deferred compensation plan, upon departure for any reason, is entitled to the amounts payable to them under the Plan. For amounts due to each NEO see the table on page 53.

(3)

Mr. Brown retired as Sr. Vice President, Chief Financial Officer on June 30, 2019 and from the Company on December 31, 2019. As such, the information included above for Mr. Brown only includes the triggering event of his retirement.

The Company has not entered into any employment or severance agreements or arrangements with any of its executive officers that would compensate the executive officers for or after departing the Company. The following paragraphs describe the circumstances under which the retirement or other termination of employment will result in a payment to an NEO under the Company’s annual and long-term incentive plans.

MVP/MIP. Under the Company’s MVP Program, an employee must be employed on Bonus Payment Date in order to receive a bonus for that year, unless the employee’s termination of employment was due to death, disability, or Retirement. Under the Company’s MIP Program, an employee must be employed on the last calendar day of the year in order to receive a bonus for that year, unless the employee’s termination of employment was due to death, disability, or Retirement.

52    |    RLI Corp. 2020 Proxy Statement

Retirement requires: in order to receive a bonus payout for that year, or from a bonus bank if applicable, (1) the termination of employment of an employee who has reached age and years of service equal to or greater than 75 at the time of departure; or (2) the termination of employment of an employee who satisfies a non-competition covenant or other terms and conditions specified by the Company. The amounts in the above table show annual incentives payable upon termination of employment in the event of a death, disability, or Retirement assuming all NEOs would have met the definition of Retirement at year-end 2019. Messrs. Michael and Bryant have met the definition based on age and years of service. Under the terms of the MVP Program, Mr. Brown did not meet the definition of Retirement when he retired on December 31, 2019, which would have resulted in the forfeiture of his MVP bank balance.  The ERC, under the MVP Program, has discretion to make an exception to the forfeiture of an MVP bank, and to amend the MVP Program.  As an inducement to Mr. Brown to continue his employment after June 30, 2019, the ERC recommended and the Board approved that Mr. Brown’s MVP Bank account balance not be forfeited, but instead be vested and calculated as of June 30, 2019. Mr. Brown received a lump sum bonus of $125,000 in lieu of participating in the MVP Program for the second half of 2019.

Upon the termination of employment of a participant qualifying as Retirement, a positive MVP bonus bank calculated on the last day of the quarter during which the participant’s bonus participation ended will be paid to a participant in a lump sum on the first day of the seventh month after termination if the participant is age 65 or older, and as a quarterly annuity starting after the first day of the seventh month after termination, and continuing to age 65 using the interest rate for the five-year Treasury Note in effect at the date of Retirement if the Participant’s age is less than 65. A bonus bank balance will also be calculated at the end of the quarter prior to a participant’s bonus participation ending and the Company may, in its discretion, pay the lower of the calculated bonus banks. All such payments upon a termination of employment qualifying as retirement are subject to ongoing restrictions on: the participant’s employment in the insurance industry; solicitation of Company employees for employment elsewhere; solicitation of business away from the Company; and disclosure of confidential information of the Company.

Long-Term Incentives. Under the terms of our LTIP, stock option grants automatically vest upon the death or disability of an optionee, but will vest upon the Retirement of an optionee only if the underlying stock option agreement so provides. The awards of stock options to the NEOs, and all other stock option recipients at the Company, provide for the immediate vesting of outstanding unvested stock options in the event of a recipient’s termination of employment qualifying as a Retirement. Retirement is defined under the LTIP as the termination of employment of a participant who has combined age and years of service of 75 or greater at the time of departure. Stock options must be exercised within the earlier of one year of the death of an optionee, or three years of the termination of employment due to the disability or Retirement of an optionee, and the original expiration date of the stock option award. In the event of the termination of employment of an optionee for reasons other than death, disability, or Retirement, vested options must be exercised within the earlier of 90 days of the termination of employment or the original expiration of the option award. In 2019, Messrs. Michael and Bryant met the definition of Retirement and, accordingly, upon their termination of employment with the Company, all of their respective unvested stock option grants will immediately vest, expiring on the earlier of the original expiration date or three years after termination.

For Cause. In the event of a termination for cause, all unpaid bonuses, amounts in a bonus bank, and unexercised stock options are forfeited.

Change in Control. In the event of a change in control of the Company, as defined under the 2015 LTIP, the Board must take one of two actions with respect to outstanding stock option awards. Under the first alternative, the Board must make appropriate provisions for the replacement of the outstanding awards by the substitution of equity based awards of the surviving company with substantially similar terms and conditions, with full vesting for qualifying terminations of employment, such as involuntary termination by the Company or termination by the employee with good reason, in either case, within two years following the fundamental change. Alternatively, the Board must permit the options to be exercised prior to the change in control, or cashed out as part of the change in control. For illustration purposes, the table shown on the previous page assumes the Board of Directors had exercised discretion as described above to cash out outstanding stock options granted by permitting each participant to exercise all outstanding stock options as of December 31, 2019 to realize the in-the-money value of those options.

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The 2016 RLI Corp. Annual Incentive Compensation Plan, which governs the MVP and MIP bonus program, includes a change in control provision, with “change in control” defined as in the 2015 LTIP.  The Annual Incentive Compensation Plan provides that upon change in control, any amounts credited to a bonus bank and any amounts earned during a full or partial performance period shall not be forfeited, but will be paid out as specified under the applicable bonus program.  The amounts shown in the table above show the full bonus bank balance under the MVP Program for Messrs. Michael, Kliethermes, Brown, Bryant, and Ms. Klobnak and the full year bonus under the MIP Program for Mr. Fick.

RATIO OF CEO TO MEDIAN EMPLOYEE TOTAL COMPENSATION

Under the Dodd-Frank Act, the SEC requires disclosure of the CEO to median employee ratio of total compensation.

We determined the median employee for purposes of this disclosure by generating a report from our payroll system reflecting either the base salary, or wages and overtime, as appropriate, for the calendar year 2017 for every full-time, part-time, seasonal, and temporary employee (other than Mr. Michael), annualizing that amount for any full-time or part-time employee who had worked for less than a full year.  Because there were no changes to our employee population or employee compensation arrangements (base salary, incentive programs, or retirement programs) in 2019, the same median employee identified in 2017 and 2018 was used for purposes of calculating the pay ratio for 2019.

The median employee is an underwriter for the Company and is paid an annual salary, participated in the Company’s Underwriter Incentive Program, and participated in the Company’s retirement plans (401k and Employee Stock Ownership Plan.)  The median employee and Mr. Michael receive the same percentage contributions of their respective base salaries to the retirement plans, except that the salary on which Mr. Michael’s contribution is based was capped in 2019 pursuant to the IRS regulation at $280,000. We calculated the median employee’s total compensation for 2019 in the same manner used to calculate Mr. Michael’s total compensation as reflected in the 2019 Summary Compensation Table on pages 48-49.   For the median employee, we included base salary, annual incentive payout, and retirement contributions to the employee’s accounts under the Company’s retirement plans. Amounts reflected in Mr. Michael’s total compensation in the form of long-term incentive awards and limited perquisites did not apply to the median employee.

Ratio of CEO to Median Employee Total Compensation
Median Employee 2019 Total Compensation	$134,543
Jonathan E. Michael 2019 Total Compensation	$4,663,998
Ratio of CEO to Median Employee Compensation	35:1

54    |    RLI Corp. 2020 Proxy Statement

SAFEGUARDS AGAINST UNNECESSARY OR EXCESSIVE COMPENSATION RISK

Management of the Company, including leaders in legal and human resources, undertook analysis of the Company’s long standing compensation structure considering the Company’s compensation policies and practices with respect to the NEOs, as well as the other employees of the Company, to determine whether incentives arising from compensation policies or practices relating to any of the Company’s employees would be reasonably likely to have a material adverse effect on the Company. Based on the analysis and discussions, the ERC and management concluded that the Company’s compensation policies and practices do not create risks reasonably likely to have a material adverse effect on the Company, and again confirmed that the mix of compensation types and time frames tend to align risk-taking with appropriate medium and long-term rewards for the Company.

The following is a discussion of how the Company’s compensation policies and practices for its employees will affect risk management practices and risk-taking incentives. The Company is in the business of insurance and therefore takes on the risk of others in return for appropriate premiums. The Company is therefore particularly sensitive to matching the annual incentives it pays to its employees with the long-term risk and value created by the insurance business it writes. The following discussion is broken into four areas: (1) Senior Management Compensation; (2) Underwriting Compensation; (3) Investment Practices; and (4) Employee and Executive Equity Ownership.

SENIOR MANAGEMENT COMPENSATION

The Company’s CEO, COO, CFO and Sr. Vice President, Operations participate in the MVP Program, an incentive program described in further detail on pages 40-41. The MVP Program balances risk and opportunity by incorporating a risk-based cost of capital target. The MVP Program contains three features which adjust, for longer-term considerations, the annual measure of shareholder value creation used to determine incentive awards.

The first is a banking feature that deposits the financial component of MVP-based incentive awards (which may be positive or negative) into a “bonus bank,” paying out 33 percent of the bonus bank’s balance annually. A bonus bank balance is at risk based on future performance — future positive MVP will increase the bonus bank and payouts, while negative MVP will decrease the bank and payouts. By exposing the bonus bank balance to future performance, the MVP Program provides an incentive to sustain long-term shareholder value creation.

The second is a Peer Company adjustment factor applicable to the financial component of an MVP Program award that rates the relative performance of the Company to that of its peer group with respect to growth in comprehensive earnings over a five-year period.

The third is Board discretion to reduce awards resulting from excessively risky actions by management, or for other subjective or objective criteria. Additionally, the MVP Program includes a Board approval mechanism, which requires the prior approval of the independent Directors of the Board of the financial portion of any annual award (positive or negative) contributed to a MVP bonus bank that exceeds 300 percent of a participant’s base salary. This Board approval limit gives the Board the ability to reduce an award if the Board determines that MVP did not correspondingly increase shareholder value.

The ERC believes that the risk-based cost of capital target, long-term banking feature, Peer Company adjustment factor for five-year growth in book value and Board discretion to reduce incentive awards significantly reduce the likelihood that senior management will take high-risk actions solely to improve short-term financial results to the detriment of long-term performance.

UNDERWRITING COMPENSATION

Underwriters are paid annual incentives under one of two annual incentive programs, the Underwriter Profit Program (“UPP”) or the Underwriting Incentive Plan (“UIP”). Participants in UPP, product group executives with oversight

RLI Corp. 2020 Proxy Statement    |    55

responsibility for respective product group underwriting, earn an annual incentive equal to a percentage of underwriting profit created. All other underwriters at the Company participate in UIP. UIP provides incentives based on specific performance factors such as individual and product group loss ratio, underwriting profit, combined ratio, Gross Premiums Written, and new business generation.

To calculate underwriting profit under UPP, actual and estimated losses are subtracted from premiums to ensure that the annual incentives based on underwriting profit reflect losses that occur over several years. For most products, actual and estimated losses are measured over a four to eight-year period. Over that four to eight-year period, only a partial incentive award is paid each year until all losses develop and a final underwriting profit figure can be determined for the applicable underwriting year. For earthquake insurance, modeled expected losses are used to calculate underwriting profit for incentive purposes since losses are typically experienced over a significantly longer period of time.

The ERC believes that by subjecting premiums to risk of actual and estimated losses, the Company’s underwriting incentive plans, UPP and UIP, ensure that the income and risk to the Company from underwriting results are closely aligned with the incentives paid to underwriters. In this manner, UPP and UIP are designed to ensure that underwriters are not given an incentive to produce short-term underwriting results without regard to the long-term income and risk consequences of their underwriting.

INVESTMENT PRACTICES

The ERC believes that the following controls protect the Company against the Company taking excessive and unnecessary risk to maximize short-term investment results:

•	The Company's investment portfolio is managed pursuant to the oversight of the Finance and Investment Committee of the Board;

•	The Finance and Investment Committee has established an Investment Policy Statement setting forth detailed investment objectives, benchmarks, constraints and operating policies for the portfolio;

•	All security transactions are confirmed by three Company officers; and

•	All investment actions must comply with state insurance regulatory provisions related to the investments in the portfolio.

EMPLOYEE AND EXECUTIVE EQUITY OWNERSHIP

Finally, the Company has a long-standing employee ownership culture, reflected by its ESOP implemented in 1975. The ownership culture creates strong alignment between the interests of employees and shareholders to foster a long-term shareholder value creation perspective. To further support the employee ownership culture, the ERC has designed the executive compensation program to provide equity-based long-term incentives and has implemented a stock ownership guideline requiring significant levels of stock ownership for key executives, described in detail at page 48. The ERC believes that significant stock holdings by employees and executives provide a strong incentive to grow long-term shareholder value and to avoid actions that increase short-term results in a manner that prevents excessive and unnecessary risk to long-term results.

56    |    RLI Corp. 2020 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019, regarding Common Stock that may be issued under the Company’s equity compensation plans, including the Director Deferred Plan, the Deferred Plan, the 2010 LTIP, and the 2015 LTIP. As of December 31, 2019, the Company had 44,869,015 shares of Common Stock outstanding. Information is included for both equity compensation plans approved and not approved by the Company’s shareholders.

Number of securities
	Number of securities		remaining available for
	to be issued upon exercise	Weighted-average exercise	future issuance under equity
	of outstanding options,	price of outstanding options	compensation plans (excluding
Plan Category	warrants and rights	warrants and rights	securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans
approved by shareholders (1)	1,717,133 (2)	$62.52 (3)	1,828,402 (4)

Equity compensation plans not
approved by shareholders (5)	—	—	(6)

Total	1,717,133	$62.52	1,828,402
(1)	Consists of the 2010 LTIP and the 2015 LTIP.

(2)

Includes 144,790 options to purchase shares exercisable under the 2010 LTIP, 1,522,500 options to purchase shares exercisable under the 2015 LTIP and 49,843 restricted share units (“RSU”) which will be issued upon vesting in May 2020 through May 2022 under the 2015 LTIP.

(3)	Only applies to outstanding options, as RSU’s do not have exercise prices.

(4)

Shares available for future issuance under the 2015 LTIP. Pursuant to the terms of the 2015 LTIP and for purposes of calculating the number of securities remaining available for future issuance under equity compensation plans, each RSU is a Full Value Award and therefore is counted as 2.5 shares.

(5)	Consists of the Director Deferred Plan and the Deferred Plan.

(6)

No specific number of shares of the Company’s Common Stock are reserved for future issuance under these plans. Under the Company’s Director Deferred Plan and Deferred Plan, executive officers and Directors may elect to defer compensation otherwise payable to them. Under the Director Deferred Plan and Deferred Plan, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares of Common Stock as are equal to the compensation earned and deferred.

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PROPOSAL FOUR: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2020, and the Board and the Audit Committee are recommending that shareholders ratify that selection.

As previously disclosed, on August 21, 2019, Deloitte was engaged as the new independent registered public accounting firm of RLI to perform independent audit services for the Company for the fiscal year ending December 31, 2020.  Deloitte’s engagement was approved by the Audit Committee of the Company’s Board of Directors.

The appointment of Deloitte was the result of a competitive request for proposal process undertaken by the Audit Committee, as more fully described in the Audit Committee Report beginning on page 61. The Company’s previous independent registered public accounting firm, KPMG LLP (“KPMG”), continued as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and was dismissed on February 21, 2020, the date of the filing of the Company’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019.  KPMG had served as the Company’s independent registered public accounting firm since 1983.

KPMG’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except as follows:

KPMG's report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and 2018 contained a separate paragraph stating that “As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for equity investments with the adoption of ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, on January 1, 2018.”

During the fiscal years ended December 31, 2019 and December 31, 2018 there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference thereto in its reports on the consolidated financial statements of the Company for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the fiscal years ended December 31, 2018 and December 31, 2017 and through the subsequent interim period as of August 21, 2019 neither the Company, nor any party on behalf of the Company, consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Deloitte that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Although current law, rules and regulations, as well as the Charter of the Audit Committee, require our independent auditor to be appointed, retained and supervised by the Audit Committee, the Board considers the selection of an independent auditor to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an important opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the appointment of Deloitte is not ratified by shareholders, the Audit Committee will take such action, if any, with respect to the appointment of the independent auditor as the Audit Committee deems appropriate, which may include continued retention of such audit firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

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Representatives of Deloitte are expected to be present at the virtual Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.  A representative of KPMG is expected to be present at the virtual Annual Meeting with the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from the shareholders.

The affirmative vote of the holders of at least a majority of the votes cast is required for adoption of this proposal.

The Board of Directors and the Audit Committee recommend that the shareholders vote “for” the proposal to ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm of the company for the current fiscal year.

AUDIT COMMITTEE REPORT

The following report by the Company’s Audit Committee is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Audit Committee is composed of four independent Directors and operates under a written charter adopted by the Board of Directors.

The Audit Committee appoints and annually evaluates the performance of the Auditor. The Audit Committee, as a matter of good corporate governance, directed management in 2019 to solicit a request for proposal (“RFP”) from several independent public accounting firms, including KPMG, to serve as the independent registered public accounting firm for the year ending December 31, 2020. At the conclusion of the proposal process, the Audit Committee selected Deloitte as the Company’s independent registered public accounting firm based on the consideration of the criteria in the RFP, including: firm strength, team background/strength, independence, quality of service, audit approach including integration with specialists, and communication, among others.

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of (a) the Company’s corporate accounting and reporting practices, (b) the quality and integrity of the Company’s financial statements, (c) the performance of the Company’s system of internal control over financial reporting, (d) the Company’s compliance with related legal and regulatory requirements over financial reporting, (e) the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Auditor”), KPMG LLP for 2019 and prior, and Deloitte & Touche LLP (“Deloitte”) for 2020, including the selection of and performance of the lead engagement partner and other partners involved in the audit of the Company’s financial statements, and (f) the performance of the Company’s internal audit function. In addition to those primary roles, the Audit Committee also performs other roles and functions as outlined in its charter, including preliminary review of earnings releases and other activities. The Audit Committee also acts as the audit committee for each of the Company’s insurance company subsidiaries. A more detailed description of the Audit Committee’s roles, functions and activities is set forth in the description of Board committees elsewhere in this Proxy Statement and in the Committee’s charter, which is available on the Company’s website under the Investors section at www.rlicorp.com.

The Board of Directors has determined that each of the members of the Audit Committee qualifies as “independent” within the meaning of the NYSE Listing Standards and the rules of the SEC. The Board of Directors has further determined that each the members is an “audit committee financial expert” within the meaning of the SEC rules.

The Audit Committee oversees the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the Auditor. The Company’s Internal Audit Services department provides objective assurance and consulting services designed to add value and improve the organization’s operational, financial and compliance controls. The Company’s internal audit function operates under the terms of the RLI Internal Audit Services Charter, which is reviewed by the Audit Committee and approved by the Audit Committee’s chair and the Company’s CEO. To assist with this oversight, the Internal Audit Services

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department provides an annual risk-based audit plan to the Audit Committee and periodic reports are made to the Audit Committee summarizing results of internal audit activities.

The Audit Committee also provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act of 2002, and financial statements of the Company. It is not the duty of the Audit Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles (“GAAP”). The Auditor is responsible for planning and conducting audits of the financial statements and internal controls over financial reporting; and the Company’s management is responsible for preparing the financial statements, designing and assessing the effectiveness of internal control over financial reporting and determining that the Company’s financial statements, including disclosures, are complete and accurate and in accordance with GAAP and applicable laws and regulations.

The Audit Committee contracts with and sets the fees paid to the Auditor. The fees for KPMG’s audit services the past two fiscal years are set forth on the next page.

The Audit Committee obtains and reviews, at least annually, a report by the Auditor describing; the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, and  peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the Auditor’s independence) all relationships between the Auditor and the Company. Finally, the Audit Committee also reviews the most recently available Public Company Accounting Oversight Board (“PCAOB”) annual inspection reports of the Auditor, and the Auditor’s responses thereto, including quality improvement initiatives undertaken to address inspection report observations.

Pursuant to the Sarbanes Oxley Act of 2002 and the rules of the PCAOB, the Auditor’s lead engagement partner is required to rotate every five years. In addition to the Audit Committee’s evaluation of the Auditor, the Audit Committee also interviews and evaluates the experience of the audit partner and other supporting partners to help ensure they possess the requisite experience and knowledge to conduct and lead the audit team’s integrated audit of the Company’s financial statements and internal control over financial reporting. The Audit Committee assesses the performance of the lead engagement partner and other supporting partners, to ascertain whether any audit quality matters were identified during the most recent quality assurance cycle conducted by regulators, peer reviews or internal quality reviews.

For 2019, the Audit Committee reviewed and discussed the audit of the Company’s financial statements and internal control over financial reporting with management and KPMG. The Audit Committee also discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received from KPMG the written disclosures and letter required by the applicable PCAOB requirements regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee also discussed KPMG’s independence with representatives from KPMG. Additionally, the Audit Committee promotes the KPMG’s independence by ensuring that the lines of communication are always open and constant between the Auditor and the Audit Committee. The Chair of the Audit Committee was in contact with KPMG numerous times throughout the year. This includes normal in-person meetings, executive sessions, telephonic meetings and periodically in between normally scheduled meetings. The purpose of this was to allow open and unobstructed access to the Audit Committee should KPMG need to bring anything to the Audit Committee’s attention.

Based on the review and discussions referred to above, as well as the Audit Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with GAAP, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC.

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The foregoing report has been approved by all members of the Audit Committee.

MEMBERS OF THE AUDIT COMMITTEE

Michael E. Angelina (Chair)

Kaj Ahlmann

John T. Baily

Calvin G. Butler, Jr.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for services rendered by KPMG, the Company’s Independent registered public accounting firm, for the past two fiscal years for each of the following categories of services, are set forth below:

	Fiscal Year	Fiscal Year
	2019	2018
Audit Fees	$1,391,000	$1,359,680
Audit-Related Fees	$—	$—
Tax Fees
Tax Compliance	$—	$—
Other Tax Services	$—	$—
All Other Fees	$—	$—
Total Fees	$1,391,000	$1,359,680

Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and assistance with review of documents filed with the SEC, including attestation as required under Section 404 of the Sarbanes-Oxley Act of 2002.

There were no non-audit services provided by KPMG in 2019. Any non-audit services must be reviewed and preapproved by the chair of the audit committee. The chair will report such non-audit services to the Audit Committee no later than the next scheduled Committee meeting.

SHAREHOLDER PROPOSALS

To be included in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act, a shareholder proposal must be received by the Company November 26, 2020, and otherwise comply with all applicable federal securities laws. Proposals should be directed to the attention of the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois 61615.

Pursuant to our Bylaws, in order for a shareholder to nominate a Board candidate at the Company’s annual shareholder meetings, such nomination must be delivered to, or mailed and received at, the Company’s principal executive offices, in writing to the Company not less than 90 days prior, nor more than 120 days prior, to the one-year anniversary of the preceding year’s annual shareholder meeting, and otherwise comply with the information and procedural requirements set forth in our Bylaws.

In the case of any special meeting of shareholders (only if the election of directors is a matter specified in the notice of meeting), such nomination must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days prior, nor more than 120 days prior to such special meeting or, if later, the

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tenth (10th) day following the day on which public disclosure of the date of such special meeting was first made, and otherwise comply with the information and procedural requirements set forth in our Bylaws.

Proposals and business desired to be brought by shareholders at Company shareholder meetings (other than director nominations) must be delivered to, or mailed and received at, the Company’s principal executive offices, in writing to the Company not less than 90 days prior, nor more than 120 days prior to the one-year anniversary of the preceding year’s annual shareholder meeting, and otherwise comply with the information and procedural requirements set forth in our Bylaws.

Therefore, in order for a shareholder to nominate a candidate for Director or raise another matter at the 2021 Annual Meeting of Shareholders, the Company must have received proper notice of the nomination or the other matter no earlier than the close of business on January 7, 2021, nor any later than February 6, 2021.

These descriptions are summaries only, and for the complete provisions, shareholders should refer to the Company’s Bylaws.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the virtual Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the virtual Annual Meeting, you are requested to promptly submit your proxy in one of the manners described on page 8.

By Order of the Board of Directors

Jeffrey D. Fick
Sr. Vice President, Chief Legal Officer & Corporate Secretary

Peoria, Illinois

March 26, 2020

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INVESTOR INFORMATION

ANNUAL SHAREHOLDERS MEETING

The 2020 Annual Meeting of Shareholders will be held at 11 a.m., CDT, on May 7, 2020, via live webcast at www.virtualshareholdermeeting.com/rli2020.  Please note that there is no in-person meeting for you to attend.

INTERNET VOTING

As a convenience, you may submit your proxies via the Internet at http://www.proxyvote.com. Instructions are in your E-Proxy Notice or in the proxy card that you receive. Registered shareholders may sign up to access the Company’s Annual Report to Shareholders and Proxy Statement over the Internet in the future by following the instructions provided when submitting your proxy by telephone or over the Internet or provided in the E-Proxy Notice. Beneficial owners may contact the brokers, banks or other holders of record of their stock to find out whether electronic delivery is available.

SHAREHOLDER INQUIRIES

Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information or address corrections should contact the Company’s transfer agent and registrar:

First Class/Registered/Certified Mail:	Courier Services:
Computershare Investor Services PO BOX 505000 Louisville, KY 40233-5000	Computershare Investor Services 462 South 4th Street Suite 1600 Louisville, KY 40202

Shareholder Services Number(s):  1-800-736-3001
Investor Centre™ portal:  www.computershare.com/investor

REQUESTS FOR ADDITIONAL INFORMATION

Electronic versions of the following documents are available on our website: 2019 Annual Report to Shareholders, which contains our 2019 Form 10-K Annual Report, and 2020 Proxy Statement. Printed copies of these documents (without 10-K exhibits) are available without charge to any shareholder. To request printed copies, please contact our Assistant Corporate Secretary, Christina Dean, at 309-689-3836, at christina.dean@rlicorp.com or at 9025 N. Lindbergh Drive, Peoria, Illinois 61615.

MULTIPLE SHAREHOLDERS HAVING THE SAME ADDRESS

If you and other residents at your mailing address own shares of common stock “in street name,” your broker or bank may have sent you a notice that your household will receive only one copy of this Proxy Statement, 2019 Annual Report to Shareholders and/or E-Proxy Notice. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you reside at the same address as another shareholder of the Company and wish to receive a separate copy of the applicable materials, you may do so by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. This revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement, 2019 Annual Report to Shareholders and/or E-Proxy Notice, or if you wish to receive individual copies of this Proxy Statement, 2019 Annual Report to Shareholders and/or E-Proxy Notice, we will send a copy to you promptly upon your written or oral request. Please contact our Assistant Corporate Secretary at the telephone number or address provided above. Shareholders who share the same address and currently receive multiple copies of the Proxy Statement, 2019 Annual Report to Shareholders and/or E-Proxy Notice who wish to receive only one copy in the future may contact their

RLI Corp. 2020 Proxy Statement    |    63

bank, broker or other holder of record, or our Assistant Corporate Secretary, Christina Dean, at the telephone number or address provided  above.

CONTACTING RLI

For investor relations requests, please contact Aaron Diefenthaler, Vice President, Chief Investment Officer and Treasurer at 309-693-5846 or at aaron.diefenthaler@rlicorp.com.

RLI ON THE WEB

Our corporate website is www.rlicorp.com.  Information on the website is not incorporated by reference into this Proxy Statement.

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ANNEX A

AMENDMENT TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RLI CORP.

Article FOURTH of the Company’s Amended and Restated Certificate of Incorporation shall be amended as provided below:

FOURTH:   The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of capital stock which the Corporation shall have authority to issue is 205,000,000.  The total number of shares of Common Stock that the Corporation is authorized to issue is 200,000,000, having a par value of $0.01 per share, and the total number of shares of Preferred Stock that the corporation is authorized to issue is 5,000,000, having a par value of $0.01 per share.

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© 2020 RLI CORP. 9025 N. LINDBERGH DRIVE PEORIA, IL 61615-1431 P: 309.692.1000 | RLICOR P.COM

VOTE BY INTERNET - www.proxyvote.com Before The Meeting - Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 During The Meeting - Go to www.virtualshareholdermeeting.com/rli2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D03221-P33523 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RLI CORP. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Michael E. Angelina 03) John T. Baily 04) Calvin G. Butler, Jr. 05) David B. Duclos 06) Susan S. Fleming 07) Jordan W. Graham 08) Jonathan E. Michael 09) Robert P. Restrepo, Jr. 10) Debbie S. Roberts 11) Michael J. Stone For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3, and 4. ! ! ! ! ! ! ! ! ! 2. Approve the amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock. Advisory vote to approve executive compensation (the "Say-on-Pay" vote). 3. 4. Ratify the selection of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Proxies the ability to vote in their discretion upon other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & Notice and Proxy Statement are available at www.proxyvote.com. D03222-P33523 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RLI CORP. The undersigned hereby appoints Michael E. Angelina and Jordan W. Graham, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either one of them, to represent and to vote, as indicated on the other side of this form or as indicated by phone or Internet, the shares of Common Stock of RLI Corp. held of record by the undersigned on March 9, 2020 at the RLI Corp. Annual Meeting of Shareholders to be held on May 7, 2020 or any adjournments thereof. If no vote is provided, the Proxies shall vote (a) for each of the director nominees listed on the reverse side of this form, and (b) for Proposals 2, 3, and 4, and in their discretion, upon such other business as may properly come before the meeting. (Continued and to be signed and dated on the reverse side.)

VOTE BY INTERNET - www.proxyvote.com Before The Meeting - Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time, May 4, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 During The Meeting - Go to www.virtualshareholdermeeting.com/rli2020 You may attend the meeting via the Internet. However, you will not be able to vote ESOP shares during the virtual meeting. Please vote ESOP shares by Internet, phone or mail no later than 11:59 P.M. Eastern Time, May 4, 2020. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time, May 4, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D03223-P33523 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RLI CORP. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Michael E. Angelina 03) John T. Baily 04) Calvin G. Butler, Jr. 05) David B. Duclos 06) Susan S. Fleming 07) Jordan W. Graham 08) Jonathan E. Michael 09) Robert P. Restrepo, Jr. 10) Debbie S. Roberts 11) Michael J. Stone For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3, and 4. ! ! ! ! ! ! ! ! ! 2. Approve the amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock. Advisory vote to approve executive compensation (the "Say-on-Pay" vote). 3. 4. Ratify the selection of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Trustee the ability to vote in its discretion upon other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & Notice and Proxy Statement are available at www.proxyvote.com. D03224-P33523 Confidential Voting Instructions THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEE OF THE RLI CORP. EMPLOYEE STOCK OWNERSHIP PLAN By signing on the reverse side or by voting by phone or Internet, you direct the Trustee of the RLI Corp. Employee Stock Ownership Plan (ESOP) to vote (in person or by proxy), as provided, the number of shares of RLI Corp. Common Stock credited to this account as of March 9, 2020 under the RLI Corp. ESOP, at the RLI Corp. Annual Meeting of Shareholders to be held on May 7, 2020 or any adjournments thereof. If no vote is provided, the Trustee shall vote (a) for each of the director nominees listed and (b) for Proposals 2, 3, and 4, all on a pro rata basis with all shares of Common Stock held in the RLI Corp. ESOP (based upon the vote of all other participants who provide voting instructions), and, in its discretion, upon such other business as may properly come before the meeting. These confidential voting instructions will be seen only by our tabulator, Broadridge Financial Solutions. (Continued and to be signed and dated on the reverse side.)